                             NOTE PURCHASE AGREEMENT
                                       FOR

                        12% SERIES B SENIOR SECURED NOTES

                                       OF

                           SEVEN SEAS PETROLEUM INC.,
               A CAYMAN ISLANDS EXEMPTED COMPANY LIMITED BY SHARES





                                  JULY 23, 2001

                                TABLE OF CONTENTS

                                                            Page
1.  Purchase; Authorization .............................      1
2.  Closing .............................................      2
3.  Company's Representations and Warranties ............      2
    3.1   Organization and Standing .....................      2
    3.2   Subsidiaries ..................................      2
    3.3   Corporate Power ...............................      2
    3.4   Investments ...................................      3
    3.5   Minute Books ..................................      3
    3.6   Capitalization ................................      3
    3.7   Subsidiary Capitalization .....................      4
    3.8   No Violation ..................................      4
    3.9   Validity ......................................      4
    3.10  SEC Documents .................................      5
    3.11  Financial Statements ..........................      5
    3.12  Absence of Undisclosed Liabilities ............      5
    3.13  Absence of Certain Changes ....................      5
    3.14  Contracts, Leases, and Other Agreements .......      6
    3.15  ERISA .........................................      6
    3.16  Arrangements with Related Parties .............      7
    3.17  Taxes .........................................      7
    3.18  Insurance .....................................      8
    3.19  Litigation ....................................      8
    3.20  Consents ......................................      8
    3.21  Title to Properties; Liens and Encumbrances ...      8
    3.22  Compliance with Law and Other Instruments .....      9
    3.23  Reserve Information ...........................      9
    3.24  Solicitation ..................................      9
    3.25  Registration Requirements .....................      9
    3.26  Acknowledgment ................................      9
4.  Purchaser's Representations and Warranties ..........     10
    4.1   Authorization; Power ..........................     10
    4.2   Investment Representations ....................     10
             4.2.1     Economic Risk ....................     10
             4.2.2     Acquisition for Own Account ......     10
             4.2.3     Protection .......................     10
             4.2.4     Company Information ..............     10
             4.2.5     Residence ........................     11
5.  Purchasers' Conditions ..............................     11
    5.1   Representations and Warranties Correct ........     11
    5.2   Performance ...................................     11
    5.3   Legal Opinion .................................     11
    5.4   Consents, Permits and Waivers .................     11
    5.5   Adverse Effects ...............................     11

    5.6   Purchase of the Senior Note ...................     11
6.  Company's Conditions ................................     11
    6.1   Representations and Warranties True ...........     11
    6.2   Performance of Obligations ....................     11
    6.3   Payment .......................................     12
    6.4   Consents, Permits and Waivers .................     12
    6.5   Fairness Opinion ..............................     12
7.  Payment or Exchange of Notes ........................     12
8.  Agent Appointment; Jurisdiction .....................     12
9.  Effectiveness of Agreement and Termination ..........     13
10. Several Obligations .................................     13
11. Miscellaneous .......................................     14
   11.1   Fees and Expenses .............................     14
   11.2   Consent to Amendments; Waivers ................     14
   11.3   Successors and Assigns ........................     14
   11.4   Severability ..................................     14
   11.5   Descriptive Headings ..........................     14
   11.6   Notices .......................................     14
   11.7   Governing Law .................................     15
   11.8   Exhibits and Schedules ........................     15
   11.9   Final Agreement ...............................     15
   11.10  Execution in Counterparts .....................     15
   11.11  Separate Signature Pages ......................     15
   11.12  Waiver of Jury Trial, Punitive Damages, Etc. ..     15

                            SEVEN SEAS PETROLEUM INC.

                             NOTE PURCHASE AGREEMENT
                       (12% SERIES B SENIOR SECURED NOTES)

                  THIS AGREEMENT is entered into effective July 23, 2001, between SEVEN SEAS PETROLEUM INC., a Cayman Islands exempted company limited by shares (the "Company"), and each of the persons and entities listed on Schedule 1 (the "Purchasers").

                                    RECITALS

         A. In order to raise additional funds to implement the Company's business plan, the Company desires issue the Company's 12% Series B Senior Secured Notes due on the earlier of consummation of the Rights Offering (as hereinafter defined) or November 7, 2004 in the amount of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000.00) (the "Notes").

         B. Simultaneous with the issuance of the Notes and also in order to raise additional funds to implement the Company's business plan, the Company intends to issue the Company's 12% Senior Secured Note due 2004 in the amount of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000.00) (the "Senior Note") coupled with detachable Warrants (the "CEC Warrants") to purchase in the aggregate TWELVE MILLION SIX HUNDRED TWELVE THOUSAND ONE HUNDRED FORTY (12,612,140) shares of the Company's ordinary shares, par value $0.001 per share (the "Common Stock") to Chesapeake Energy Corporation, an Oklahoma corporation.

         C. The Purchasers desire to purchase from the Company and the Company desires to issue and sell to the Purchasers, the Notes in the amounts set forth in Schedule 1 for each Purchaser, for an aggregate purchase price of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) for all of the Notes, such purchase being subject to: (a) the consummation of the sale and issuance of the Senior Note, and (b) the agreement of the Company that, to the extent the Notes are not paid in full upon consummation of the Rights Offering, such unpaid Notes will be exchanged for the Company's 12% Series A Senior Secured Notes due 2004 and warrants offered pursuant to the Rights Offering ("Series A Notes and Series A Warrants").

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Purchase; Authorization. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, in the respective amounts set forth in Schedule 1, all of the Notes in the principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) for an aggregate purchase price of $22,500,000. Prior to the Closing (as hereinafter defined), the Company will duly authorize the issuance of the Notes to the Purchasers.

         2. Closing. The consummation of the purchase and sale of the Notes (the "Closing") will be held at the offices of McAfee & Taft A Professional Corporation, Tenth Floor, Two Leadership Square, 211 North Robinson, Suite 1000, Oklahoma City, Oklahoma 73102, on the earlier of: (a) the date all of the conditions precedent set forth in paragraph 5 of this Agreement have been performed or waived, or (b) July 23, 2001, at 10:00 a.m. local time, or at such other time, date and place as may be agreed to by the Company and the Purchasers (the "Closing Date"). At the Closing, the Company will deliver the Notes to the Purchasers in substantially the form attached as Exhibit A evidencing the Notes. Each Purchaser will deliver to the Company in immediately available funds the purchase price for the Notes to be acquired by such Purchaser.

         3. Company's Representations and Warranties. As an inducement to the Purchasers to enter into and perform this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

                  3.1 Organization and Standing. The Company is an exempted company limited by shares duly organized, validly existing and in good standing under the laws of the Cayman Islands and continue in the Cayman Islands with all of the legal and contractual rights and interests the Company held as a Yukon, Canada corporation. The Company has the requisite power and authority to own all of the Company's properties, to conduct the Company's business as presently being conducted and to conduct the Company's business as it is proposed to be conducted. The Company is duly qualified to do business in those jurisdictions listed in Schedule 3.1. The Company does not have any material properties or operations elsewhere and the Company is not subject to any material liability or disability in conducting business by reason of any failure to obtain any qualification to do business in any other jurisdiction.

                  3.2 Subsidiaries. Except for the subsidiaries set forth on
Schedule 3.2 (the "Subsidiaries"), the Company does not directly or indirectly or through any entity or person own or control more than fifty percent (50%) of the voting power or capital of any Corporation, association, partnership, limited liability company or other business entity. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization listed on Schedule 3.2 and has the requisite power and authority to own all of the Subsidiary's properties, to conduct the Subsidiary's business as presently being conducted and to conduct the Subsidiary's business as it is proposed to be conducted. Each Subsidiary is duly qualified to do business in those jurisdictions listed in Schedule 3.2. No Subsidiary has any operations elsewhere and no Subsidiary is subject to any material liability or disability in conducting business by reason of failure to obtain any qualification to do any business in any other jurisdiction.

                  3.3 Corporate Power. The Company has all requisite power and authority to: (a) enter into this Agreement and each of the agreements and instruments to be executed in connection herewith, (b) issue and sell the Notes; and (c) carry out and perform its obligations under the terms of this Agreement and any other documents to be executed in connection herewith including, without limitation, that certain Pledge and Security Agreement, that certain Deed of Mortgage over Shares (or Change over Shares (as applicable)) and other collateral documents, each dated on or about the Closing Date between the Company and Chesapeake Energy Corporation, as collateral agent, at Exhibit B attached hereto (collectively, the "Pledge Agreement"), that certain trust indenture of even date herewith between the Company and U.S.

Trust Company of Texas, N.A., as Trustee, attached hereto as Exhibit C (and together with the other documents and instruments required thereby, the "Indenture"), and the Collateral Sharing and Agency Agreement attached hereto as Exhibit D between Chesapeake Energy Corporation and the trustee for the Indenture (the "Collateral Sharing Agreement and, together with the Pledge Agreement, the Indenture and any and all other documents and instruments executed and delivered in connection therewith, the "Related Agreements"). The Company has taken all actions necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Notes. This Agreement and the Related Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

                  3.4 Investments. The Company does not own of record or beneficially any Investment (as defined in the Indenture) other than Investments of the type permitted by the Indenture.

                  3.5 Minute Books. The minute books of the Company contain a complete and correct summary in all material respects of all meetings of the Company's Board of Directors (the "Board") and the Company's shareholders since the inception of the Company. The minute books of each Active Subsidiary contain a complete and correct summary in all material respects of all meetings of the board of directors of such Active Subsidiary and such Active Subsidiary's shareholders since the inception of such Active Subsidiary. The originals or true and correct copies of such minute books have been made available to the Purchasers.

                  3.6 Capitalization. As of the Closing, the Company's authorized capital stock will consist of 200,000,000 shares, par value $0.001, of which 150,000,000 are designated as ordinary shares and 50,000,000 are shares which may be designated by the Board of Directors. After consummation of the transactions contemplated by this Agreement, the only shares of capital stock issued and outstanding will be 37,836,420 shares of fully paid and non-assessable Common Stock, there will be no shares of any other class of capital stock or equity issued or outstanding and the only shares of Common Stock reserved for issuance or committed to be issued will be (a) shares issuable upon the exercise of stock options under the Corporation's 1995, 1996 and 1997 stock option plans under which options to purchase 4,686,934 shares have been granted at exercise prices reflected in Schedule "3.6" attached hereto as a part hereof and 669,954 shares are available for option grants, (b) 12,612,140 shares issuable upon the exercise of the CEC Warrants, and (c) 12,612,140 shares issuable upon the exercise of warrants (the "RO Warrant Shares") to be issued in connection with the Rights Offering (the "RO Warrants"). As of the Closing, there will be no declared but unpaid dividends or undeclared dividend arrearage on any shares of capital stock of the Company. In addition, as of the Closing, except as set forth in this paragraph, there will not exist any stock appreciation rights, phantom stock plans, preemptive rights, conversion rights, options, warrants or agreements granted, issued by or binding on the Company for the purchase or acquisition of any shares of its capital stock other than those issued, reserved or committed to be issued pursuant to this Agreement, the Related Agreements and pursuant to that certain rights offering to be made to the Common Stock holders of the Company pursuant to which the shareholders of the Company will be granted the right to purchase an approximate pro rata share of the Company's Series A Senior Secured Notes due

2004 in the aggregate principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) (the "Series A Notes") coupled with detachable warrants (the "Rights Offering") with the proceeds to be used to refinance the Notes. All outstanding securities of the Company were issued in compliance with all Cayman Islands and United States federal and state securities laws.

                  3.7 Subsidiary Capitalization. Each Subsidiary's authorized, issued and outstanding capital stock or other equity interests, as the case may be, is as set forth on Schedule 3.7. The issued and outstanding shares of capital stock or other equity interests, as the case may be, of each Subsidiary are owned of record and beneficially by the person or entity and in the amounts set forth on Schedule 3.7 and are directly or indirectly owned one hundred percent (100%) by the Company legally and beneficially. As of the Closing, there will be no declared but unpaid dividends or undeclared dividend arrearage on any shares of capital stock or other equity interests, as the case may be, of any of the Subsidiaries. As of the Closing there will not exist any stock appreciation rights, phantom stock plans, preemptive rights, conversion rights, options, warrants or agreements granted, issued by or binding on any Subsidiary for the purchase or acquisition of any shares of such Subsidiary's capital stock or other equity interests, as the case may be.

                  3.8 No Violation. The execution, delivery, consummation and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby will not (with or without notice, the passage of time or both): (a) conflict with or result in a breach of any provision of the Memorandum of Association or Articles of Association of the Company or the charter documents of any Subsidiary; (b) result in a default, give any third party the right to exercise any termination, cancellation, acceleration or any other remedy, or require any consent or approval under the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, hedging arrangement, license, agreement, lease or other instrument or obligation which is binding on the Company, any Subsidiary or any of their assets and is material to the Company and the Subsidiaries, taken as a whole; (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company, any Subsidiary or any of their assets that would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); or (d) cause the Common Stock to be delisted from the American Stock Exchange ("AMEX"). Neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules or regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  3.9 Validity. The Notes have been duly authorized and, when issued against payment therefore on the Closing Date, will have been validly executed and delivered by the Company. This Agreement and the Related Agreements have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. The Notes, this Agreement and the Related Agreements will be valid and binding obligations and agreements of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

                  3.10 SEC Documents. The Purchasers have had, or will have available to them, a true, correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1997 and prior to the date of this Agreement Closing Date (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company was required, to file with the SEC since December 31, 1997. Except as set forth in Schedule 3.10, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained as of their respective dates any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.11 Financial Statements. The financial statements of the Company included in the SEC Documents (the "Financial Statements") have been prepared in accordance with the applicable published rules and regulations of the SEC with respect thereto and in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects, in accordance with applicable requirements of GAAP (in the case of unaudited statements, subject to normal, recurring adjustments), the consolidated financial position of the Company and the Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and the Subsidiaries for the periods presented therein.

                  3.12 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any material debt, liability or obligation of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated, due or to become due) arising out of any transactions, series of transactions, action or inaction or facts or conditions existing on or prior to the date hereof (regardless of when such liability or obligation is asserted) except: (a) as listed on Schedule 3.12; or (b) as clearly and accurately disclosed in and accounted for in the Financial Statements or one or more of the SEC Documents. The Company and its officers and directors do not know, and have no reasonable grounds to know, of any basis for the assertion against the Company or any Subsidiary of any material liabilities or obligations not clearly and adequately reflected, reserved and disclosed in the Financial Statements or the SEC Documents.

                  3.13 Absence of Certain Changes. As of the Closing there will not have occurred since the Company's Annual Report on Form 10-K for the year ended December 31, 2000: (a) any change, occurrence, condition or development that will or is likely to have a Material Adverse Effect; (b) any dividend, distribution, recapitalization, combination, redemption, subdivision or purchase with respect to any shares of the capital stock of the Company or any Subsidiary, except between and among the Company and the Subsidiaries; (c) any new indebtedness for borrowed money incurred by the Company or any Subsidiary, except for the indebtedness to Stillwater National Bank (the "SNB Loan") between and among the Company and the Subsidiaries; (d) any sale, transfer or lease of any of the assets of the Company or any Subsidiary, except in the ordinary course of business or as set forth in Schedule 3.13 hereto; (e) except in connection with the SNB Loan, any mortgage or pledge of, grant of security interest in or other lien or encumbrance against any of the assets of the Company or any Subsidiary;
(f) any cancellation, compromise, release or waiver of any material claims, indebtedness or obligations owing to the Company or any Subsidiary except (whether pursuant to a contract agreement or otherwise) as a result of payments of such obligations in the ordinary course of business consistent with past practices; (g) any material increase or change, (or offer or promise whether or not legally binding) in any salary, compensation or employee benefits with respect to any employee of the Company or any Subsidiary outside the ordinary course; (h) any physical damage, destruction or loss (whether or not covered by insurance) with respect to the properties, business or prospects of the Company which will or is likely to have a Material Adverse Effect; (i) any changes in the accounting principles, methods or practices utilized by the Company or any of its Subsidiaries (including depreciation or amortization policies or rates);
(j) any actual or threatened cancellation, default, termination or dispute under any production sharing contract, Concession Agreements (as hereafter defined), exploration agreement, transportation license or similar agreement with the government of Colombia or Empresa Colombiana de Petroleos ("Ecepetrol") or under any other material agreement, contract or relationship which is binding on the Company, any Subsidiary or their assets which would have a Material Adverse Effect; or (k) any action taken by the Company or its Subsidiaries with respect to the foregoing.

                  3.14 Contracts, Leases, and Other Agreements. Except as set forth in (1) Schedule "3.14" or Schedule "3.15" attached as a part hereof, (2) in the Company's most recent 10-K or 10-Q filed with the SEC, (3) the Note Purchase and Loan Agreement for the Senior Note, and (4) the Indenture, the Company and the Subsidiaries are not parties to or bound by any contract, lease, agreement, plan, license, arrangement, obligation or commitment (collectively, the "Contracts"): (a) which is a requirement or output contract; (b) relating to any indebtedness, guaranty, surety or indemnification by or for the Company or any Subsidiary; (c) prohibiting the Company or any Subsidiary from freely engaging in any business or competing anywhere in the world; or (d) that is otherwise material to the business of the Company or any of its Subsidiaries. All Contracts to which the Company or any Subsidiary is a party or by which any of their assets are bound are listed in Schedule "3.14" and all Contracts including, without limitation, the Dindal Association Contract issued by Ecopetrol in March 1993, the Rio Seco Association Contract issued by Ecopetrol in August 1995, the Rosablanca Association Contract issued by Ecopetrol in February 1998, the Deep Dindal Association Contract issued by Ecopetrol in April 2001 and the Cristales Association Contract issued by Ecopetrol in April 2001 (the "Concession Agreements"), are valid, binding and in full force and effect. There is no material breach, default, or event which, (with notice, lapse of time or both) would constitute a material breach or default by the Company, any Subsidiary or any other party to any of the Contracts. Neither the Company nor any of its Subsidiaries has received any notice of breach, cancellation, termination or non-renewal of any Contract.

                  3.15 ERISA. Except as set forth in Schedule "3.15" attached as a part hereof, neither the Company nor any Subsidiary has maintained, sponsored, adopted, made contributions to, obligated itself to make contributions to, agreed to pay any benefits under, or granted rights under or with respect to any employee benefit plan ("Employee Benefit Plan") which includes, without implied limitation, any retirement plan, deferred compensation plan, medical plan, life insurance plan, long-term disability plan, dental plan, personnel policy (including, but not limited to, vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including, but not limited to, stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, workers compensation law, unemployment compensation law, social security law or any other benefit, program or contract, (whether written, oral, voluntary or pursuant to a collective bargaining agreement), which could give rise to or result in the Company or any Subsidiary having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, continent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due to become due.

                  3.16 Arrangements with Related Parties. Except as disclosed in the SEC Documents or as set forth on Schedule 3.16 and except for this Agreement, the Related Agreements and the Rights Offering, there are no direct or indirect contracts, arrangements or proposed transactions between the Company or any Subsidiary and any Affiliate (as hereafter defined) of the Company or a Subsidiary. For purposes of this Agreement, the term "Affiliate" means as to any person or entity, any other person or entity controlling, controlled by or under common control with that person or entity (whether such control is direct or indirect). Each executive officer and director of the Company or any Subsidiary (together with their immediate family members) is automatically deemed to be an Affiliate of the Company and each Subsidiary.

                  3.17 Taxes. All foreign (including, without limitation, Canadian, Cayman Islands, Panamanian and Colombian), and United States federal and state, income, sales, employment and other tax returns and reports (the "Tax Returns") of the Company and each Subsidiary required by law to be filed have been timely filed or valid extensions have been obtained. The Tax Returns which have been filed comply in all material respects with all applicable laws, accurately reflect the results of the Company's operations and are true and correct in all material respects. All taxes (including, without limitation, all fees, penalties, interest and other governmental charges, the "Taxes") which are due and payable have been timely paid and properly recorded in the appropriate accounting records in a manner consistent in all material respects with the applicable laws and the Company's past practices. There is no pending or known threatened audit of or claim against the Company or any Subsidiary which might result in the assessment or payment of additional Taxes in excess of the amounts reflected on the Financial Statements or Tax Returns. The Company and the Subsidiaries have not executed any waiver of any statute of limitations related to any assessment of Taxes, filed or joined in any Tax Returns on a unitary, combined or consolidated basis, been required to pay any Taxes attributable to any other member of any group or affiliated Company that file consolidated returns for federal income tax purposes by reason of Treasury Regulation
Section 1.1502-6 or any comparable provision of state or local law that provides for joint or several liability, in whole or in part agreed to and are not required to make any adjustments under Section 481(a) of the Internal Revenue Code by reason of a change in accounting method or otherwise consented to have the provisions of Section 341(f)(2) of the Internal Revenue Code apply to any sale of its capital stock or become parties to any tax sharing agreements.

                  3.18 Insurance. Schedule 3.18 is a true, correct and complete list and description (including policy numbers) of all insurance policies owned by the Company and each Subsidiary or otherwise pertaining to their business. The insurance policies are in full force and effect, no default has occurred under any policy and no notice of cancellation, intent to cancel, notice of premium increase or any other notice regarding such notices has been received by the Company or any Subsidiary. The insurance policies insure the Company and the Subsidiaries against all risks and liabilities normally insured against by companies similarly situated to the Company and the Subsidiaries. Schedule 3.18 also contains a list of all pending claims with respect to any insurance policy and any instances of a denial, limitation or reservation of coverage by any insurance company.

                  3.19 Litigation. Except as disclosed in the SEC Documents or as set forth on Schedule 3.19, there are no actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any Subsidiary before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, agency or instrumentality which is likely to have a Material Adverse Effect. The Company and the
Subsidiaries: (a) are not operating under, subject to or in default with respect to any order, writ, injunction or decree of any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, which is likely to have a Material Adverse Effect; (b) are not charged or threatened with a violation, or under investigation with respect to possible violation, of any provision of any foreign, federal, state or local law or administrative ruling or regulation relating to any of them or their business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, which is likely to have a Material Adverse Effect; and (c) have not received any material complaint from any supplier, customer, client, vendor, well participant, royalty owner, licensor, employee or contractor, which is likely to have a Material Adverse Effect.

                  3.20 Consents. All consents, approvals, qualifications, orders, authorizations or filings with respect to or required in connection with the Company's execution, delivery and performance of this Agreement and the issuance and sale of the Notes and Related Agreements (other than the Rights Offering) have been obtained or will be obtained prior to Closing.

                  3.21 Title to Properties; Liens and Encumbrances. The Company and each Subsidiary have defensible title to all of their properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes not yet due and minor liens and encumbrances which do not materially impair the operations of the Company and the Subsidiaries. With respect to properties and assets they hold under the Concession Agreements or leases, the Company and the Subsidiaries are in compliance with such agreements and leases and hold a valid license or leasehold interest thereunder free of all liens, claims or encumbrances, and to the best knowledge of the Company, all other parties to the Concession Agreements and leases are in compliance with the material terms thereof. The Company's and the Subsidiaries' properties and assets are in good condition and repair in all material aspects. The Company and each of the Subsidiaries have defensible title to and the right to use all assets necessary to conduct their businesses as presently conducted or as proposed to be conducted free and clear of any liens, claims and encumbrances.

                  3.22 Compliance with Law and Other Instruments. The Company and the Subsidiaries: (a) are in full compliance (and not in violation of) any applicable articles or certificate of in Company, bylaws, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, except to the extent such failure to comply or violation would not have a Material Adverse Effect; (b) have or can reasonably be expected to obtain all material franchises, permits, licenses and approvals necessary to conduct their business as presently conducted and as proposed to be conducted; and (c) have no knowledge of any change to any law, statute, rule or regulation which would materially and adversely affect the Company, any Subsidiary or their business as presently conducted or as proposed to be conducted.

                  3.23 Reserve Information. The information which was supplied by the Company to Ryder Scott Company Petroleum Consultants (the "Reserve Engineer"), independent engineers, for purposes of evaluating the oil and gas reserves of the Company and the Subsidiaries as of December 31, 2000, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Reserve Engineer dated February 21, 2001 (the "Reserve Letter"). The Reserve Engineer was, as of the date of the Reserve Letter and is, as of the date hereof, independent with respect to the Company and the Subsidiaries. Other than normal production of the reserves and intervening product price fluctuations, and except as set forth in the SEC Documents or Schedule 3.23, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as reflected in the Reserve Letter and the reserve report referenced therein. Estimates of such reserves and present values as described in the Reserve Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

                  3.24 Solicitation. No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Subsidiaries or any of their respective representatives in connection with the offer and sale of the Notes, including, without limitation, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six (6) month period immediately prior to the date hereof.

                  3.25 Registration Requirements. Assuming the accuracy of the Purchasers' representations and agreements set forth in this Agreement, no registration under the Securities Act of the Notes is required for the sale of the Notes to the Purchasers as contemplated by this Agreement.

                  3.26 Acknowledgment. The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to this Agreement, counsel to the Company and the Subsidiaries will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

         4. Purchaser's Representations and Warranties. Each of the Purchasers, severally and not jointly, represents and warrants to the Company as follows:

                  4.1 Authorization; Power. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and any Related Agreements to which it is a party. Such Purchaser has taken all necessary action for the authorization, execution, delivery and performance of this Agreement and any Related Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and any Related Agreements are legal, valid and binding obligations of such Purchaser, which are enforceable against such Purchaser in accordance with their terms.

                  4.2 Investment Representations. Each Purchaser understands that the Notes are not registered under the Securities Act. Such Purchaser also understands that the Notes are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in this Agreement. Such Purchaser hereby represents and warrants as follows:

                      4.2.1 Economic Risk. Each Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that Purchaser is capable of evaluating the merits and risks of an investment in the Company. Purchaser understands that: (a) the investment contemplated by this Agreement involves a substantial degree of risk, and (b) such Purchaser must bear the economic risk of this investment indefinitely unless the Notes are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Notes.

                      4.2.2 Acquisition for Own Account. Each Purchaser is acquiring the Notes for such Purchaser's own account for investment purposes only and not with a view to or in connection with a distribution within the meaning of the Securities Act.

                      4.2.3 Protection. Each Purchaser represents that such
Purchaser: (a) is an accredited investor within the meaning of Regulation D promulgated under the Securities Act; (b) has the capacity to protect his or its own interests in connection with the transactions contemplated in this Agreement and any Related Agreements; and (c) is not aware of any publication of any advertisement in connection with the transactions contemplated in this Agreement.

                      4.2.4 Company Information. Purchaser has: (a) received and read all information that such Purchaser has requested regarding the Company's business, management and financial affairs; (b) had the opportunity to discuss such matters with directors, officers and management of the Company; (c) had the opportunity to review the Company's operations and facilities; and (d) had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

                         4.2.5 Residence. The office or offices of the Purchaser
in which its investment decision was made is located at the address or addresses of such Purchaser set forth on the signature page hereto or on Schedule 1. Such Purchaser represents that no offer to purchase securities of the Company was made outside such jurisdiction.

         5. Purchasers' Conditions. The obligation of each Purchaser to purchase the Notes at the Closing is subject to the fulfillment of each of the following conditions:

                  5.1 Representations and Warranties Correct. The representations and warranties made by the Company in paragraph 3 of this Agreement will be true and correct in all material respects as of the Closing, with the same force and effect as if made at the Closing.

                  5.2 Performance. The Company and the Subsidiaries shall have performed and complied with, in all material respects, its covenants and agreements required to be performed or complied with on or prior to the Closing Date, as set forth in this Agreement and the Related Agreements.

                  5.3 Legal Opinion. The Company will have delivered to the Purchasers the opinion of McAfee & Taft A Professional Company, counsel to the Company, and Cayman Islands, Panamanian and Colombian counsel to the extent requested by any of the Purchasers, dated the date of Closing, addressed to the Purchasers substantially the same as those delivered to the purchaser of the Senior Note.

                  5.4 Consents, Permits and Waivers. The Company will have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements.

                  5.5 Adverse Effects. As of the Closing, since the date hereof, there shall not have occurred any change, occurrence, condition or development that will, or is likely to, have a Material Adverse Effect.

                  5.6 Purchase of the Senior Note. The Senior Note will have been purchased and paid for in immediately available funds.

         6. Company's Conditions. The Company's obligation to issue and sell the Notes is subject to the satisfaction, on or prior to the Closing, as applicable, of the following conditions:

                  6.1 Representations and Warranties True. The representations and warranties made by each Purchaser in paragraph 4 of this Agreement will be true and correct in all material respects as of the Closing, with the same force and effect as if made at the Closing.

                  6.2 Performance of Obligations. Each Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with by such Purchaser on or prior to the Closing, as set forth in this Agreement and the Related Agreements.

                  6.3 Payment. Each of the Purchasers and the purchaser of the Senior Note shall have paid the purchase price for the Notes in immediately available funds.

                  6.4 Consents, Permits and Waivers. The Company will have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements.

                  6.5 Fairness Opinion. The Company will have received an opinion of CIBC World Markets Corp. that the transactions contemplated by this Agreement, the sale of the Senior Notes and the Rights Offering are fair from a financial point of view to the Company.

         7. Payment or Exchange of Notes. The Company and the Purchasers acknowledge and agree that to the extent the Series A Notes and Warrants are purchased under the Rights Offering, the proceeds raised by the Company therefrom will be used to pay the Notes in the following order of priorities:

                  First: To $5,000,000 principal amount, plus accrued interest, on the Notes held by Robert A. Hefner III ("Hefner"); and

                  Second: To the remaining principal amount, plus accrued interest, on the Notes held by all Purchasers in the proportion of 57.14% to Hefner and 42.86% to the other Purchasers pro rata based on the principal amounts of the Notes held by the other Purchasers.

After consummation of the issuance of the Series A Notes and Warrants under the Rights Offering, any remaining unissued Series A Notes and Warrants will be issued by the Company to the Purchasers in exchange for the Notes plus an amount equal to accrued interest on the Notes to be exchanged, if any. The Series A Notes will be issued pursuant to the Indenture. The Warrants will be issued pursuant to a Master Warrant Agreement in substantially the form of Exhibit E hereto.

         8. Agent Appointment; Jurisdiction. The Company hereby appoints CT Corporation, located in Oklahoma City, Oklahoma, or such other person as may be designated by the Company, in writing, as the Company's and the Subsidiaries' agent (the "Agent") for the purpose of accepting notices and service of process. Any notice or service of process delivered to the Agent will be deemed to be served on the Company and the Subsidiaries for purposes of this Agreement and the Related Agreements. Neither the Company nor any of the Subsidiaries will remove or terminate the Agent unless prior thereto: (a) Chesapeake Energy Corporation has consented to such removal or termination in writing; and (b) a substitute Agent acceptable to Chesapeake Energy Corporation has been appointed by the Company and each of the Subsidiaries. EACH OF THE COMPANY AND THE SUBSIDIARIES HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF OKLAHOMA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON THE COMPANY AND THE SUBSIDIARIES BY SERVICE ON THE AGENT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE RELATED AGREEMENTS BY ANY MEANS ALLOWED UNDER OKLAHOMA OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS WILL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR

THE WESTERN DISTRICT OF OKLAHOMA, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE OKLAHOMA DISTRICT COURT SITTING IN OKLAHOMA COUNTY, OKLAHOMA. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE OKLAHOMA CITY, OKLAHOMA TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN OKLAHOMA COUNTY, OKLAHOMA. IN FURTHERANCE THEREOF, THE COMPANY, THE SUBSIDIARIES AND PURCHASERS EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

         9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. This Agreement may be terminated at any time on or prior to the Closing Date by the Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change is material and adverse,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, unless such suspension or limitation is removed prior to the Closing Date, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, unless such suspension is removed prior to the Closing Date, (iv) the enactment, publication, decree or other promulgation of any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority which in the Purchasers' reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (v) the declaration of a banking moratorium by foreign, federal or state authorities.

         10. Several Obligations. If any one or more of the Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder no other Purchaser will be obligated to purchase the Notes allocated to such defaulting Purchaser. If on the Closing Date any Purchaser or Purchasers shall fail or refuse to purchase the Notes it or they agreed to purchase, and arrangements satisfactory to the non-defaulting Purchasers and the Company for purchase of such Notes are not made within forty-eight (48) hours after such default, at the option of a majority in principal amount the non-defaulting Purchasers, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company. In any such case which does not result in termination of this Agreement, the Company will have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in any of the documents or arrangements that may be effected. Any action taken under this paragraph will not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

         11.      Miscellaneous. The parties further agree as follows:


                  11.1 Fees and Expenses. The Company agrees to pay on demand the following amounts: (a) all of the Company's costs and expenses of compliance with all agreements and conditions contained in this Agreement and in the Related Agreements; and (b) all costs and expenses (including attorney's fees and costs) incurred by the Purchasers or any holders of the Notes arising out of or in connection with the administration, enforcement or preservation of any rights under this Agreement or the Related Agreements including, without limitation, the collection or enforcement of this Agreement and the Related Agreements by judicial proceedings, proceedings under Chapter 7 or 11 of the Bankruptcy Code or any successor statute thereto, or otherwise.

                  11.2 Consent to Amendments; Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and Purchasers acquiring not less than fifty-one percent (51%) of the Notes. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement must be made in writing and will be effective only to the extent specifically set forth in such writing. No course of dealing between the Company and any holders of the Notes and no delay in exercising any right, remedy, or power conferred hereby, by the Related Agreements, or now or hereafter existing at law or under equity, by statute or otherwise, will operate as a waiver of or otherwise prejudice any such right, power or remedy.

                  11.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers or holders of the Notes are also for the benefit of, and enforceable by, any subsequent holders thereof.

                  11.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  11.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and will not be utilized in interpreting this Agreement.

                  11.6 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the addresses of the parties set forth on the signature pages hereto or on
Schedule 1 or to such other or additional addresses as any party might designate by written notice to the other parties.

                  11.7 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, will be governed by the laws of the State of Oklahoma applicable to contracts made and wholly to be performed in that state.

                  11.8 Exhibits and Schedules. All exhibits and schedules hereto are an integral part of this Agreement.

                  11.9 Final Agreement. This Agreement, together with the Related Agreements constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

                  11.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument. The parties hereto have executed this Agreement on the date first set forth above.

                  11.11 Separate Signature Pages. The Company has executed this Agreement in multiple counterparts and the Purchasers shall execute this Agreement by means of a separate signature page in the form attached hereto as Exhibit F (a "Signature Page"). This Agreement shall become effective as of the day and year first above written when each of the Purchasers shall have executed a Signature Page and returned it to the Company for attachment as a part of this Agreement.

                  11.12 Waiver of Jury Trial, Punitive Damages, Etc. Each of the Purchasers and the Company hereby knowingly, voluntarily, intentionally and irrevocably (a) waives, to the maximum extent not prohibited by law, any right it may have to a trial by a jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with this agreement or any transaction contemplated hereby or associated herewith,
(b) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any "special damages," as defined below, (c) certifies that no party hereto nor any representative or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this agreement and the transactions contemplated hereby by, among other things, the mutual waivers and certifications contained in this paragraph. As used in this paragraph, "special damages" includes all special, consequential, exemplary or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

                  IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the date first above written.

                                SEVEN SEAS PETROLEUM INC., a Cayman Islands exempted company limited by shares

                                By /s/ LARRY A. RAY
                                  ------------------------------------------
                                   Larry A. Ray, President

                                Notice Address:

                                Seven Seas Petroleum Inc.
                                Attention: Larry A. Ray, President
                                5555 San Felipe, Suite 1700
                                Houston, Texas 77056
                                Facsimile: (713) 621-9770

                           SEVEN SEAS PETROLEUM INC.

                            NOTE PURCHASE AGREEMENT
                                      FOR
                         SERIES B SENIOR SECURED NOTES

                    ---------------------------------------

                           PURCHASER'S SIGNATURE PAGE
                                       TO
                            NOTE PURCHASE AGREEMENT


         The undersigned, being a named Purchaser in Schedule 1 to Note Purchase Agreement for 12% Series B Senior Secured Notes dated July 23, 2001 (the "Purchase Agreement") of Seven Seas Petroleum Inc. (the "Company"), a Cayman Islands exempted company limited by shares, hereby acknowledges receipt of and having read the Purchase Agreement executed by the Company. The undersigned agrees to all of the terms and conditions of the Agreement.

         EXECUTED and delivered to the Company as of the day and year first above written.


                                                 ----------------------------

Receipt Acknowledged on July 23, 2001:

Seven Seas Petroleum Inc.


By /s/ Larry A. Ray
   -----------------------
   Larry A. Ray, President


                       BACKUP WITHHOLDING CERTIFICATIONS


TIN: -------------------------

[ ]   TAXPAYER I.D. NUMBER. The Taxpayer Identification Number shown above
(TIN) is my correct taxpayer identification number.

[ ]   BACKUP WITHHOLDING. I am not subject to backup withholding either because
I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

[ ]   EXEMPT RECIPIENTS. I am an exempt recipient under the Internal Revenue
Service Regulations.

[ ]   NONRESIDENT ALIENS. I am not a United States person, or if I am an individual, I am neither a citizen nor a resident of the United States.

SIGNATURE: I certify under penalties of perjury the statements checked in this section.

X
---------------------------------------------     -----------------------------
  (Signature)                                               (Date)

/s/ ALLISON ROBBINS
------------------------------------------
Allison Robbins, Trustee
Allison Robbins Revocable Living Trust

/s/ B. JOHN BARRY
------------------------------------------
B. John Barry

/s/ DEAN HOFFROGGE
------------------------------------------
Dean Hoffrogge
Attorney-in-Fact for Jessica M. Barry

/s/ DEAN HOFFROGGE
------------------------------------------
Dean Hoffrogge
Attorney-in-Fact for Michael B. Barry

/s/ DEAN HOFFROGGE
------------------------------------------
Dean Hoffrogge
Attorney-in-Fact for Thomas J. Barry

/s/ K. BRENT WALDRON
------------------------------------------
K. Brent Waldron
Attorney-in-Fact for Neligh C. Coates, Jr.

Fuller Family Investments ALP

By: /s/ GARY F. FULLER
   ---------------------------------------
   Gary F. Fuller, Trustee,
   General Partner

/s/ CHARLES B. ISRAEL
------------------------------------------
Charles B. Israel

/s/ JUSTIN B. ISRAEL
------------------------------------------
Justin B. Israel

/s/ D. P. DE LASZLO
------------------------------------------
D. P. De Laszlo, Director for
Lombos Holdings Limited "C"

Petroleum Properties Management Company, LLC

By Petroleum Holding Corporation, Manager

By /s/ WILLIAM EGOLF
   ------------------------------------------
   William Egolf, President

/s/ ROBERT S. MAY
------------------------------------------
Robert S. May

RAMIIILAJ, A Limited Partnership By its
General Partner Hefner Investment Company
By its Vice President Robert S. May

/s/ JAMES R. SCHLESINGER
------------------------------------------
James R. Schlesinger

Screndipity Investments, Ltd.

/s/ ANTHONY G. PETRELLO
------------------------------------------
Anthony G. Petrello, President

/s/ DAVID A. STEIN
------------------------------------------
David A. Stein

/s/ LINDA B. STEIN
------------------------------------------
Linda B. Stein

/s/ TRACEY F. STEIN
------------------------------------------
Tracey F. Stein, Trustee
Tracey F. Stein Revocable Living Trust

/s/ JESSE HESTER
------------------------------------------
Jesse Hester, Director for
Trans Federal Corporation Ltd.

                                   SCHEDULE 1



           Name of Purchaser                                  Address                                 Amount
           -----------------                                  -------                                 ------
Ramiiilaj, A Limited Partnership         c/o The GHK Companies                                     $15,000,000
                                         6305 Waterford Blvd., Suite 470
                                         Oklahoma City, OK 73118

Petroleum Properties Management          6303 Waterford Blvd., Suite 230                           $ 2,360,000
Company LLC                              Oklahoma City, OK 73118

Charles B. Israel                        522 West Francis Street                                   $   300,000
                                         Aspen, CO  81611

Justin B. Israel                         150 Central Park South, Apt. 1601                         $   300,000
                                         New York, NY 10019

David A. Stein                           P.O. Drawer "U"                                           $   425,000
                                         Jacksonville, FL 32203

Allison Robbins Revocable Living Trust   P.O. Drawer "U"                                           $    50,000
                                         Jacksonville, FL 32203

Tracey F. Stein Revocable Living Trust   P.O. Drawer "U"                                           $    50,000
                                         Jacksonville, FL 32203

Linda B. Stein                           6750 Epping Forest Way N.                                 $    75,000
                                         Villa 116
                                         Jacksonville, FL 32217

Neligh C. Coates, Jr.                    720 E. Hyman Avenue                                       $   200,000
                                         Aspen, CO 81611

B. John Barry                            P.O. Box 1950                                             $   550,000
                                         Aspen, CO 81612

Thomas J. Barry                          845 Middlebrook                                           $   150,000
                                         Prescott, AZ 86303

Michael B. Barry                         1913 East Amado Road                                      $   150,000
                                         Palm Springs, CA 92262

Jessica M. Barry                         876 Laurel Avenue                                         $   150,000
                                         St. Paul, MN 55104

           Name of Purchaser                                  Address                                 Amount
           -----------------                                  -------                                 ------
Fuller Family Investments, A Limited     c/o Gary Fuller                                           $   200,000
Partnership                              Two Leadership Square
                                         10th Floor
                                         Oklahoma City, OK 73102

Trans Federal Corporation Limited        P.O. Box 556                                              $   200,000
                                         Main Street
                                         Charlestown, Nevis
                                         West Indies

Lombos Holdings Limited "C"              c/o Continental Secretaries Limited                       $ 1,000,000
                                         P.O. Box 829 Charleshouse
                                         Charles St.
                                         St. Helier
                                         Jersey

Serendipity Investments, Ltd.            c/o Eugene Isenberg                                       $ 1,100,000
                                         515 West Greens Road, Suite 1200
                                         Houston, TX 77067

Dr. James R. Schlesinger                 Lehman Brothers, Inc.                                     $   240,000
                                         800 Connecticut Avenue, NW
                                         Suite 1200
                                         Washington, DC 20006

                                  SCHEDULE 3.1

     List of jurisdictions in which the Corporation is duly qualified to do business.


                            Seven Seas Petroleum Inc.

                 Registered: Cayman Islands as of March 1, 2001

                                  SCHEDULE 3.2

       List of subsidiaries that the Corporation directly owns 100% of the legal and beneficial capital equity and the jurisdictions in which the subsidiaries are organized and qualified to do
                                    business



                                                                                                     OTHER JURISDICTIONS
                                                                                                          IN WHICH
                                                                         JURISDICTION OF               QUALIFIED TO DO
  NO.                         SUBSIDIARY                                  INCORPORATION                   BUSINESS
-------- ----------------------------------------------------- ------------------------------------- ----------------------
   1     Seven Seas Petroleum Holdings Inc.                    Cayman Islands (Dormant)
   2     Seven Seas Petroleum Turkey Inc.                      British Colombia (Dormant)
   3     Seven Seas Resources Australia Inc.                   British Colombia (Dormant)
   4     Seven Seas Petroleum USA Inc.                         Delaware                              Texas
   5     Seven Seas Petroleum Australia Inc.                   Cayman Islands (Dormant)
   6     Seven Seas Petroleum PNG Inc.                         Cayman Island (Dormant)
   7     Seven Seas Petroleum Argentina Inc.                   Cayman Islands (Dormant)
   8     Seven Seas Petroleum Mediterranean Inc.               Cayman Islands (Dormant)
   9     Seven Seas Petroleum Turkey Inc.                      Cayman Islands (Dormant)
  10     Seven Seas Petroleum Colombia Inc.                    Cayman Island                         Colombia
  11     Petrolinson SA                                        Panama                                Colombia
  12     GHK Company Colombia                                  Oklahoma                              Colombia
  13     Guaduas Pipeline Company                              Cayman Islands (Dormant)

                                  SCHEDULE 3.6




              Options Issued Under Corporation's Stock Option Plan
                               As of July 6, 2001




                                    GRANTED
            EXERCISE PRICE                          OUTSTANDING OPTIONS
                RANGE                                (NUMBER OF SHARES)
---------------------------------------        -----------------------------
             $1.06 - 1.94                                            317,134
             2.00 - 2.94                                             760,912
             3.00 - 3.94                                             727,105
             4.22 - 4.81                                             375,000
             6.16 - 7.13                                              10,000
             8.06 - 8.63                                             175,000
                 9.00                                              1,008,500
            10.70 - 10.90                                            629,000
                14.09                                                 18,000
            18.55 - 18.75                                            530,000
            Undetermined(1)                                          136,283
                                               -----------------------------
            TOTAL GRANTED                                          4,686,934
                                               =============================
         AVAILABLE FOR GRANT                                         669,954
                                               -----------------------------
            TOTAL OPTIONS                                          5,356,888
                                               =============================


(1) Certain options were granted to the Corporation's directors and officers that vest periodically during the course of the year. The exercise price of the option is the average between the high and low trading prices of the Corporation's stock on the day of vesting.

                                  SCHEDULE 3.7

                List of each subsidiary's authorized, issued and
                    outstanding capital stock or other equity
                   interests along with the ownership of such
                         issued and outstanding shares.



                                                                                              CAPITAL STOCK
                                                                             -----------------------------------------------
            SUBSIDIARY                                OWNER (100%)            AUTHORIZED       ISSUED       OUTSTANDING
-------------------------------------------- -------------------------       --------------- ----------- -------------------
Seven Seas Petroleum Holdings Inc. (Cayman)  Seven Seas Petroleum Inc.               50,000           1                   1
Seven Seas Petroleum Turkey Inc. (B.C.)      Seven Seas Petroleum Inc.               10,000           1                   1
Seven Seas Resources Australia Inc. (B.C)    Seven Seas Petroleum Inc.               10,000           1                   1
Seven Seas Petroleum USA Inc.                Seven Seas Petroleum Inc.                1,000         100                 100
Seven Seas Petroleum Australia Inc.          Seven Seas Petroleum Inc.               50,000           1                   1
(Cayman)
Seven Seas Petroleum PNG Inc.                Seven Seas Petroleum Inc.               50,000           1                   1
(Cayman)
Seven Seas Petroleum Argentina Inc.          Seven Seas Petroleum Inc.               50,000           1                   1
(Cayman)
Seven Seas Petroleum Mediterranean Inc.      Seven Seas Petroleum Inc.               50,000           1                   1
(Cayman)
Seven Seas Petroleum Turkey, Inc. (Cayman)   Seven Seas Petroleum Inc.               50,000           1                   1
Seven Seas Petroleum Colombia Inc. (Cayman)  Seven Seas Petroleum Inc.               50,000           1                   1
Petrolinson S.A.                             Seven Seas Petroleum Inc.                5,000       5,000               5,000
(Panama)
GHK Company Colombia                         Seven Seas Petroleum Inc.              100,000       1,000               1,000
(Oklahoma)
Guaduas Pipeline Company                     Seven Seas Petroleum Inc.               50,000           1                   1
(Cayman)

                                  SCHEDULE 3.10




          LIST OF SEC DOCUMENTS THAT DO NOT COMPLY WITH THE SECURITIES
               EXCHANGE ACT OF 1933, AS AMENDED, AND THE EXCHANGE
                             ACT OF 1934, AS AMENDED


                                      NONE

                                  SCHEDULE 3.12



  List of Debts, Liabilities or Obligations by the Company or its Subsidiaries




         1) Accounts Payable - General expenditures - Estimate of $263,000 as of 7/3/01

         2) Accounts Payable related to Dindal and Rio Seco contract areas (includes El Segundo 5-S well) - Estimate of $1,810,610 as of 7/3/01

         3) Accounts Payable related to Guaduas--La Dorada Pipeline - Estimate of $816,000 as of 7/3/01

         4) Association contract obligations - Dindal, Rio Seco, Rosablanca, Deep Dindal, and Cristales

         5) Any obligation of the Company or its subsidiaries under the contracts listed as exhibits to the Company's Form 10-K for the year ended December 31, 2001.

                                  SCHEDULE 3.13



       List of a Sale, Transfer, or Lease of any of Company's Assets since
                                December 31, 2000




1)       Termination of Seven Seas interest in Tapir Association Contract

2) Reorganization of the Company's subsidiaries, converting all second and third tier subsidiaries to first tier subsidiaries.

                                  SCHEDULE 3.14



      List of Contracts, Leases, Agreements, Plans, Licenses, Arrangements,
                           Obligations or Commitments



1) Dindal Association Contract, effective March 1993 as amended per the agreement attached hereto

2)       Rio Seco Association Contract, effective August 1995

3)       Rosablanca Association Contract, effective February 1998

4)       Deep Dindal Association Contract, effective April 2001

5)       Cristales Association Contract, effective April 2001

6) Joint Operating Agreements related to the Dindal and Rio Seco association contracts, signed March 1996 with January 2001 amendments

7) Lease for Corporate Headquarters office space in the Marathon Oil Tower in Houston, signed in April 1998 and amended in April 2001

8) Lease agreements for Colombian operations office in the Teleport office tower in Bogota, Colombia. Currently eight agreements are in place, each with a year-long duration and a six-month advance notice of termination clause.

9) Trust Indenture governing $110 million of senior subordinated notes, dated May 1998

10)      Exploration Agreement with Guaduas Oil Field partners, signed January
         2001

11) Agreement with CIBC World Markets Corp. for service as the Company's financial advisor, dated March 2001

12) Any contract, lease, agreement, obligation or commitment of the Company or its subsidiaries listed as an exhibit to the Company's Form 10-K as of 12/31/01

13) Any and all contracts contemplated by this Agreement or in that certain term sheet dated April 20, 2001, specifically:

         a)       Pledge and Security Agreement
         b)       Deed of Charge over Shares Agreement (Colombian shares)

c)       Collateral Agreement (Panamanian shares)
d)       Collateral Sharing Agreement
e)       Shareholders Rights Agreement
f)       Registration Rights Agreement
g)       Escrow Agreement - Subthrust Dindal Well Funds
h)       Escrow Agreement - Senior Subordinated Notes Interest Payments
i)       Series B Note Purchase Agreement
j)       Trust Indenture for Series A and B Notes
k)       Parent Guaranty Agreement
l)       Master Warrant Agreement
m)       Subscription Agreement

                                  SCHEDULE 3.15

               List of Employee Benefit Plans or Related Policies


1)       Employment contract with Larry A. Ray, effective June 1997

2) Employment contract with Todd Habliston, effective date December 1998 (attached)

3)       Employment contract with Jeff McCloskey, effective date October 1998
         (attached)

4) Employment contract with Claudia M. Vaca, effective November 1999 through November 2000 (contract will continue month to month until either party terminates contract)

5) Change of Control contracts with certain Seven Seas employees, including R. Lefaive (June 2001), R. Cunningham (February 2001), R. Parsons (February 2001), B. Sanchez (February 2001) (standard form attached)

6) Self funded Dental reimbursement policy for Company employees and their eligible dependents - The Company has an unwritten policy of reimbursing Houston-based and expatriate employees for all dental expenses, excluding strictly cosmetic procedures.

7) Health insurance policies for Company employees - Insurer: The Principal Financial Group

                               Summary of Benefits

         HEALTH INSURANCE - Seven Seas Petroleum Inc. participates in a Preferred Provider Organization (PPO) network established and administered by Principal Financial Group. All members and their dependents are eligible for coverage in the PPO plan. Member means any person who is an eligible employee of the policyholder. If any member or dependent is sick or injured, they are eligible for comprehensive medical and prescription drugs under the terms of the PPO network. This policy also covers vision expenses.

8) Life insurance policies for Company employees - Insurer: The Principal Financial Group

                               Summary of Benefits

         MEMBER LIFE INSURANCE - To be eligible for insurance one must be a Member. A member is any person who is employed by the Policyholder on other than a temporary or part-time basis, and regularly scheduled to work for the Policyholder for at least 30 hours a week. The schedule of benefits for Member Life Insurance is equal to two (2) times the covered person's annual compensation. If the covered person shall die while insured for Member Life Insurance, the company will pay the covered person's beneficiary the Scheduled Benefit in force on the date of the covered person's death. If the beneficiary does not survive the covered person, the company will pay the estate, spouse, children, parents or other persons as provided in the group policy. The maximum schedule of benefit amount will not exceed

         $600,000 or be less than $10,000. If the covered person is age 70 but less than 75, the Company will pay 65% of the scheduled benefit. If the covered person is age 75 and over, the Company will pay 45% of the scheduled benefits.

         In the case of Accidental Death and Dismemberment Insurance, the Company will pay a percentage of the injured person's Scheduled Benefit. Payment for loss of life will be to the injured person's beneficiary. Payment for any other loss will be to the injured person.


9)       Long Term Disability Insurance - Insurer: Fortis Benefits Insurance
         Company

                               Summary of Benefits

         GROUP LONG TERM DISABILITY INSURANCE - The policy pays a monthly benefit designed to partly replace income lost during periods of disability that result from injury, sickness, or pregnancy.

         A covered person who remains disabled during the qualifying period may become eligible to receive a monthly benefit based on monthly pay. These benefits are payable while the disability continues, or until the Maximum Benefit Period ends.

         If a disabled person receives benefits from other sources, we may reduce the benefits payable under the policy. There are also certain disabilities for which benefits are not paid or are limited.

         The policy includes a conversion privilege. If a covered person's Long Term Disability Insurance ends, it may be possible to convert to a conversion policy with no health exam.


10) Any stock option plans listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000

11) Contribution to Texas Workers' Compensation Fund and any other employee benefit plan as defined in the Agreement that is a state, federal, or other governmental jurisdiction requirement

12) Retirement Plan: On January 1, 1996, the Company adopted a 401(k) plan to provide employees with an opportunity to increase their retirement savings by making tax-deductible contributions from their salaries into the plan. The Company does not make any contribution to the retirement plan.

13) Personnel Policy: Seven Seas has not adopted a formal personnel policy to date. Except as specified in individual employment contracts, the Company does not have a formal vacation policy.

                                  SCHEDULE 3.16



                    List of Arrangements with Related Parties




1) Seven Seas loan to Larry A. Ray, President and Chief Operating Officer of Seven Seas. This principal amount of this loan is $200,000, bears a 6.06% interest rate and is due November 1, 2002.

2) Administrative Services Agreement with The GHK Corporation, a private company owned by Robert A. Hefner III, Chairman and Chief Executive Officer of Seven Seas. Seven Seas recognized expenses related to this agreement of $21,000, $21,000 and $28,000 in 2000, 1999 and 1998,
         respectively. Seven Seas also pays certain miscellaneous costs incurred by The GHK Corporation on behalf of Seven Seas. The Company reimbursed GHK $23,000, $31,000 and $0.1 million in 2000, 1999, and 1998, respectively, for such costs.

3) Executive Aircraft Agreement with The GHK Corporation. Seven Seas has entered into an agreement with The GHK Corporation for the use of The GHK Corporation's executive aircraft to transport Seven Seas executives and employees on certain business travel. Under this agreement, Seven Seas pays The GHK Corporation the lesser of the cost of a first class airline ticket or the total actual expenses for each specific flight. The Company had $24,000, $57,000 and $31,000 in such expenses during 2000, 1999 and 1998, respectively.

4) Stillwater Loan Agreement - Robert A. Hefner guaranteed this loan and received $62,500 in remuneration for the guarantee.

5) McAfee & Taft, A Professional Corporation, serves as Seven Seas' corporate counsel. Gary F. Fuller is a shareholder of McAfee & Taft and has been a member of Seven Seas' board of directors since 1997. The Company incurred expenses from McAfee & Taft in the amounts of $499,340, $267,368 and $45,955 in 2000, 1999 and 1998, respectively.

                                  SCHEDULE 3.18

                  LIST OF INSURANCE POLICIES AND PENDING CLAIMS




                              TYPE OF INSURANCE                             POLICY NUMBER
--------------------------------------------------------------------     --------------------
Foreign Workers' Compensation                                            CXC037912
Foreign General Liability/Hired / Non-owned Automobile                   CXC037912
Texas Workers' Compensation                                              TSF-001071312
Commercial General Liability/ Hired /Non-owned Automobile/ Property      35392096PHA
Director & Officers Liability                                            DO978A1A00
Special Contingency Risk                                                 OE49375
Energy Package                                                           WCE8121
Group Long Term Disability Insurance                                     G 3500348
Principal Financial Group Medical Insurance                              BC98472 A-1



                                 PENDING CLAIMS

Seven Seas and one of its officers and directors, Robert A. Hefner III, has been sued by four former Seven Seas officers and directors in DeCort, et al. v. Seven Seas Petroleum Inc., et al., Cause No. 2000-50498, District Court of Harris County, Texas, 133rd Judicial District. Plaintiffs recently dismissed from the case Larry A. Ray, a current officer and director, and Breene M. Kerr, a former director. Plaintiffs allege that Seven Seas failed to obtain extensions of time in which plaintiffs could exercise certain stock options granted to them, and that the defendants induced them to enter into separation agreements with Seven Seas that they would not have entered into but for Seven Seas' agreement to obtain an extension of the time for plaintiffs to exercise their stock options. The plaintiffs filed the case October 2, 2000, seeking damages in excess of $13 million. The Company has responded, and the case is in the process of discovery. The Company has filed a counterclaim against two plaintiffs for breaching their fiduciary duties in connection with certain employment agreements that they caused the Company to enter into. A trial is scheduled for late August 2001. Seven Seas intends to vigorously defend the case. There is a claim filed against the Directors and Officers Liability insurance policy in excess of $100,000.

                                  SCHEDULE 3.19

        LIST OF ACTIONS, SUITS, PROCEEDINGS OR INVESTIGATIONS PENDING OR
         THREATENED AGAINST OR AFFECTING THE COMPANY OR ANY SUBSIDIARIES
                            DURING THE LAST TWO YEARS


HEIRS OF NICOLAS BELTRAN FRANCO

Two of our subsidiaries, Petrolinson, S.A. and GHK Colombia, along with the former owner of Petrolinson, S.A., Norman Rowlinson and the heirs of Howard Thomas Corrigan, are defendants in a lawsuit that was filed in Santa Fe de Bogota, Colombia in 1998. The plaintiffs are the heirs of Nicolas Beltran Franco. The plaintiffs have two claims. First, they claim that a de facto company existed between Nicolas Beltran Franco and the defendants concerning the Dindal and Rio Seco association contract areas. Second, they claim that before the Dindal and Rio Seco association contracts were executed, the de facto company conducted exploration works in the Dindal and Rio Seco association contract areas. The plaintiffs claim they have the right to participate in income earned from the Dindal and Rio Seco association contract areas. None of the plaintiffs are party to the association contracts. However, they are seeking 50% of the income generated by the de facto company they claim existed. It is not clear what percentage of the Dindal and Rio Seco association contract areas are covered by the plaintiffs' claims. Our Colombian counsel, Raisbeck, Lara, Rodriguez and Rueda, members of the law firm of Baker and McKenzie, believe that if this claim is litigated the chances of the plaintiffs succeeding are remote.

SURFACE LOCATION

A lawsuit was filed by the landowner of the El Segundo 1 surface location to cancel the Company's surface lease. The Company responded to this claim on November 4, 1999, and has vigorously defended this claim. Examinations regarding the claim were held in September 2000, and the probatory stage of the matter was closed on March 21, 2001. Final allegations were presented on April 16, 2001. The Company's Colombian legal counsel, Gamba, Barrera, Arriaga y Asociados, has advised the Company that, on the basis of the claims asserted, it is unlikely that it will lose the lawsuit.


NOTEHOLDER CLAIM

A claim has been brought against Seven Seas by one of the noteholders in connection with the Special Notes issued on August 7, 1997. The claim, which is against Seven Seas and Yorkton Securities Inc., alleges that the noteholder was not initially advised of the right of Seven Seas to convert the debentures into units of common shares and warrants. The claim also alleges that there were errors in the methodology of effecting conversion pursuant to the indenture between Seven Seas and Montreal Trust Company of Canada dated August 7, 1997 such that the conversion was not effective. The plaintiff in the claim is seeking damages against Seven Seas in the amount of $340,000 for negligent misrepresentation and breach of contract or alternatively, for an order directing Seven Seas to exchange the units currently held by the plaintiff into a note in the amount of $340,000 payable on July 24, 2002 with interest payable thereon at a rate of 6% per annum or directing Seven Seas to reimburse the plaintiff in the amount of $340,000 for the purchase price of the Special Notes. Seven Seas believes it has meritorious defenses and intends to take appropriate steps to defend the action vigorously.

FORMER MANAGEMENT

Seven Seas and one of its officers and directors, Robert A. Hefner III, has been sued by four former Seven Seas officers and directors in DeCort, et al. v. Seven Seas Petroleum Inc., et al., Cause No. 2000-50498, District Court of Harris County, Texas, 133rd Judicial District. Plaintiffs recently dismissed from the case Larry A. Ray, a current officer and director, and Breene M. Kerr, a former director. Plaintiffs allege that Seven Seas failed to obtain extensions of time in which plaintiffs could exercise certain stock options granted to them, and that the defendants induced them to enter into separation agreements with Seven Seas that they would not have entered into but for Seven Seas' agreement to obtain an extension of the time for plaintiffs to exercise their stock options. The plaintiffs filed the case October 2, 2000, seeking damages in excess of $13 million. The Company has responded, and the case is in the process of discovery. The Company has filed a counterclaim against two plaintiffs for breaching their fiduciary duties in connection with certain employment agreements that they caused the Company to enter into. A trial is scheduled for late August, 2001. Seven Seas intends to vigorously defend the case.

                                                      SCHEDULE 3.19 CONTINUED...


FORMER EMPLOYEE

A lawsuit has been filed against GHK Company Colombia in the Bogota labor court by a former employee who claims that he incurred $1.6 million in expenses in connection with a criminal action filed against him in Guaduas. Our Colombian legal counsel has advised us that it is unlikely that we will lose the lawsuit due to the fact that, upon his departure from service, the plaintiff acknowledged that GHK had paid in full all monies owed.

WAYNE LEWIS

Wayne Lewis filed a labor suit against GHK on September 15, 2000, attempting to prove the existence of a fixed term employment contract for the period between September 8, 1998 and September 8, 2001. Consequently his pretensions are the payment of severance, severance interests, vacations, service premium, indemnification for unilateral termination of the employment contract and a penalty for the unearned salaries since the unilateral termination of the contract. GHK answered the claim opposing the pretensions made, based on the settlement signed in the USA. The proceeding was closed by the Court during the first hearing, since the lawyer acting as informal agent for the plaintiff was not timely ratified. The recommendation is to have a settlement between Lewis and GHK in front of a Colombian Labor Court, in order to prevent future litigation.

ENVIRONMENTAL PENALTY

On June 8, 1998, the Ministry of Environment required our subsidiary, GHK Company Colombia, to perform some remedial work on the El Segundo 6-E location and access road. GHK Company Colombia performed the work, and thereafter reported to the Ministry of Environment that all the work had been completed. In various site visits, ministry officials have confirmed that the alleged violations have been properly remedied. On July 8, 1999, GHK Company Colombia filed all the documentation, which confirmed total compliance to the requirements.

In March 2000, we paid a fine of approximately $223,000 to the Ministry of Environment in connection with a resolution issued against GHK Colombia by the Ministry of Environment in which it declared GHK Company Colombia to be in violation of a 1997 decree in connection with the construction of the El Segundo 7-E well location. We have filed an appeal for a reversal of the resolution. We believe that we have corrected the environmental violations claimed by the Ministry of Environment; however, the appeal process can take up to two years. The El Segundo 7-E location has been restored and we currently have no drilling activities planned at this location.

                                  SCHEDULE 3.23


      LIST OF FACTS OR CIRCUMSTANCES RESULTING IN A MATERIAL ADVERSE CHANGE
                     IN DECEMBER 31, 2001 RESERVE ESTIMATES


                                      NONE

                                 SCHEDULE 3.25

     LIST OF FACTS OR CIRCUMSTANCES RESULTING IN A MATERIAL ADVERSE CHANGE
                     IN DECEMBER 31, 2001 RESERVE ESTIMATES


                                      NONE

                                    EXHIBIT A
                                 (Face of Note)
                        12% Series B Senior Secured Notes



CUSIP

No.                                                            $



                            SEVEN SEAS PETROLEUM INC.

promises to pay to ______________ or registered assigns, the principal sum of ___________________ Dollars ($______________) on the earlier to occur of the consummation of Seven Seas' Rights Offering of the Series A Notes and November 7, 2004.



Interest Payment Date: The earlier to occur of the date of consummation of Seven Seas' Rights Offering of the Series A Notes and November 7, 2004.



Record Date: The earlier to occur of 15 days prior to the date of consummation of Seven Seas' Rights Offering of the Series A Notes and April 23, 2004.



                                             SEVEN SEAS PETROLEUM INC.



                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:





UNITED STATE TRUST COMPANY
OF NEW YORK
as Trustee


By:
   -----------------------------------------
Authorized Signatory


Dated:                  , 2001
      ------------------
================================================================================

                                 (Back of Note)
                        12% Series B Senior Secured Notes

         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U. S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS, EXCEPT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IN A TRANSACTION MADE IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO SEVEN SEAS) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Seven Seas Petroleum, Inc., a Cayman Islands exempt company limited by shares (the "Company"), promises to pay interest on the principal amount of this Note at 12.000% per annum until maturity and shall pay Additional Amounts, if any. Interest will accrue and be compounded quarterly from July 23, 2001 through July 23, 2003 and will continue to compound quarterly and will be payable at maturity. Interest accruing after July 23, 2003 will be paid quarterly on October 23, 2003 and on the 23rd day of each successive January, April, July and October thereafter until the Note is paid in full. All accrued interest and Additional Amounts, if any, shall be paid on the Maturity Date to Persons who are registered Holders of Notes at the close of business on the date that is 15 days immediately prior to the Maturity Date, even if such Notes are cancelled after such record date and on or before the Maturity Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Quarterly interest accrued and unpaid will, to the extent lawful, accrue interest at the rate provided in this Note.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Additional Amounts, if any, on the Maturity Date and Interest Payment Dates, as applicable, to the Persons who are registered Holders of Notes. The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 23, 2001 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION. The Notes are subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days notice to each Holder of Notes to be redeemed at a purchase price of 100.000% of the principal amount thereof, in each case plus any accrued and unpaid interest and Additional Amounts, if any, thereon to the redemption date.

6. MANDATORY REDEMPTION. In addition to any required Change of Control Offer or an Asset Sale Offer, the Company will redeem a portion of its senior secured Indebtedness, including a portion of Notes, if the Company does not spud the Sub-Thrust Test Well prior to February 28, 2002. The redemption shall be on a pro rata basis for an aggregate principal amount of senior secured Indebtedness equal to the funds remaining in the Escrow Account, at a purchase price equal to 100.000% of the principal amount of the senior secured Indebtedness, plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of purchase. The Company shall not be required to make any other mandatory redemption payments with respect to the Notes.

7.       REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $100 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100.000% of the aggregate principal amount thereof plus accrued and unpaid interest thereon and Additional Amounts, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates an Asset Sale resulting in Net Proceeds in any period of twelve consecutive months, the Company may apply, or enter into binding contracts irrevocably committing the Company or such Restricted Subsidiary to apply, such Net Proceeds to an investment in another business, a capital expenditure or an acquisition of other tangible assets, in each case, in the Oil and Gas Business, the permanent reduction of Indebtedness under a secured Credit Agreement or the permanent reduction of any other senior secured Indebtedness of the Company or permanent reduction of any long-term secured Indebtedness of such Restricted Subsidiary. The amount of any excess Net Proceeds required to be applied, or to be committed to be applied, during such twelve-month period and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, on the 366th day after the receipt of any Net Proceeds from an Asset Sale, there exists Excess Proceeds, the Company must commence and consummate an Asset Sale Offer to the Holders of Notes and the Holders of any Indebtedness ranking equally with the Notes and entitled to participate in such an Asset Sale Offer on a pro rata basis, in an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100.000% of the principal amount thereof, plus, in each case, accrued interest and Additional Amounts, if any, to the date of purchase.

8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of $100 or whole multiples of $100; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $100, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.

9. SECURITY. To secure the due and punctual payment of the principal, interest and Additional Amounts, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Notes pursuant to the Indenture. The Collateral is subject to release from the Lien of the Indenture to the extent provided therein.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100 and integral multiples of $100. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for certificated Notes in addition to or in place of uncertificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

13. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest or Additional Amounts, if any, on the Notes; (c) default in the performance of the provisions of Sections 3.8, 4.9, 4.10, 4.11 and 5.01 of the Indenture; (d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) the nonpayment within any applicable grace period after the final maturity, or the acceleration by the Holders because of a default, of Indebtedness of the Company or any Restricted Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million;
(f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; and (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

14. DEFEASANCE. The Indenture and the obligations under the Notes may be defeased (subject to certain exceptions) or the Company may cease to comply with certain covenants of the Indenture, upon satisfaction of the conditions specified in Article 8 of the Indenture.

15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Seven Seas Petroleum Inc.
                  5555 San Felipe, Suite
                  Houston, Texas  77056
                  Attention: President

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     ---------------------

                              Your Signature:
                                             ------------------------------
                              (Sign exactly as your name appears on the face of this Note)

                              Signature Guarantee:
                                                   ------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.9 or 4.10 of the Indenture, check the box below:

[ ] Section 4.9        [ ] Section 4.10

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.10 of the Indenture, state the amount you elect to have purchased:
$
 -------------




Date:                        Your Signature:
     -------------                          -----------------------------
                             (Sign exactly as your name appears on the Note)

                             Signature Guarantee:
                                                   ----------------------
                             Tax Identification No:
                                                    ---------------------

         Exhibit B - Security Agreement and Deed of Mortgage Over Shares




      Deliberately omitted; incorporated by reference to Exhibits 10(C) and
                                  10(D) hereof.

                              Exhibit C - Indenture




     Deliberately omitted; incorporated by reference to Exhibit 4(E) hereof.

               Exhibit D - Collateral Sharing and Agency Agreement




     Deliberately omitted; incorporated by reference to Exhibit F of Exhibit 10(B) hereof.

                            MASTER WARRANT AGREEMENT


                                     BETWEEN


                            SEVEN SEAS PETROLEUM INC.


                                       AND


                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                AS WARRANT AGENT






                          DATED AS OF ___________, 2001







             WARRANTS TO PURCHASE 12,612,140 SHARES OF COMMON STOCK

                                TABLE OF CONTENTS


                                                                                                               Page
1.       Definitions..............................................................................................1
         1.1      Affiliate.......................................................................................1
         1.2      Agreement.......................................................................................1
         1.3      Business Day....................................................................................1
         1.4      Common Stock....................................................................................1
         1.5      Company.........................................................................................1
         1.6      Company Order...................................................................................2
         1.7      Convertible Securities..........................................................................2
         1.8      Corporate Agency Office.........................................................................2
         1.9      Current Market Price............................................................................2
         1.10     Effective Registration Statement................................................................2
         1.11     Exercise Date...................................................................................2
         1.12     Exercise Price..................................................................................2
         1.13     Exchange Act....................................................................................2
         1.14     Expiration Date.................................................................................2
         1.15     Holder..........................................................................................2
         1.16     Indenture.......................................................................................2
         1.17     Non-Surviving Combination.......................................................................2
         1.18     Note............................................................................................2
         1.19     Options.........................................................................................3
         1.20     Person..........................................................................................3
         1.21     Registrar.......................................................................................3
         1.22     Registration Statement..........................................................................3
         1.23     Rule 144........................................................................................3
         1.24     SEC.............................................................................................3
         1.25     Securities Act..................................................................................3
         1.26     Subsidiary......................................................................................3
         1.27     Warrant Agent...................................................................................3
         1.28     Warrant Certificates............................................................................3
         1.29     Warrant Register................................................................................3
         1.30     Warrant Shares..................................................................................3
         1.31     Warrants........................................................................................3
2.       Warrants.................................................................................................4
         2.1      Issuance of Warrants............................................................................4
         2.2      Form, Denomination and Date of Warrants.........................................................4
         2.3      Execution and Delivery of Warrant Certificates..................................................4
                  2.3.1    Maximum Number.........................................................................4
                  2.3.2    Execution..............................................................................4
         2.4      Transfer and Exchange...........................................................................5
                  2.4.1    Transfer of Warrants...................................................................5
                  2.4.2    Expenses...............................................................................5
                  2.4.3    Identification.........................................................................5
         2.5      Temporary Securities............................................................................5

3.       Exercise and Expiration of Warrants......................................................................6
         3.1      Exercise of Warrants............................................................................6
         3.2      Expiration of Warrants..........................................................................6
         3.3      Method of Exercise..............................................................................6
         3.4      Partial Exercise................................................................................7
         3.5      Issuance of Warrant Shares......................................................................7
         3.6      Time of Exercise................................................................................7
         3.7      Application of Funds Upon Exercise of Warrants..................................................7
         3.8      Payment of Taxes................................................................................7
         3.9      Surrender of Certificates.......................................................................8
         3.10     Shares Issuable.................................................................................8
4.       Registration Rights......................................................................................8
         4.1      Registration Procedures.........................................................................8
         4.2      Suspension of Exercise..........................................................................9
5.       Anti-Dilution Adjustments................................................................................9
         5.1      Issuance of Common Stock........................................................................9
         5.2      Effect on Exercise Price of Certain Events.....................................................10
                  5.2.1    Issuance of Rights or Options.........................................................10
                  5.2.2    Issuance of Convertible Securities....................................................10
                  5.2.3    Change in Option Price or Conversion Rate.............................................11
                  5.2.4    Expired Options and Unexercised Convertible Securities................................11
                  5.2.5    Calculation of Consideration Received.................................................11
                  5.2.6    Integrated Transactions...............................................................12
                  5.2.7    Treasury Shares.......................................................................12
                  5.2.8    Record Date...........................................................................12
         5.3      Stock Splits and Reverse Splits................................................................12
         5.4      Reorganizations and Asset Sales................................................................12
                  5.4.1    Reorganization or Reclassification....................................................13
                  5.4.2    Consolidation; Merger, Etc............................................................13
         5.5      Certain Events.................................................................................13
         5.6      Notice of Adjustment...........................................................................13
         5.7      Notices to Holders.............................................................................14
         5.8      Exceptions to Anti-Dilution Adjustment.........................................................14
6.       Loss or Mutilation......................................................................................15
7.       Capitalization..........................................................................................15
8.       Reservation and Authorization of Warrant Shares.........................................................16
9.       Warrant Transfer Books..................................................................................16
10.      Warrant Holders.........................................................................................17
         10.1     Voting or Dividend Rights......................................................................17
         10.2     Rights of Action...............................................................................17
         10.3     Treatment of Holders...........................................................................17
         10.4     Communications to Holders......................................................................17
11.      Warrant Agent...........................................................................................18
         11.1     Nature of Duties and Responsibilities Assumed..................................................18
         11.2     Right to Consult Counsel.......................................................................19
         11.3     Compensation, Reimbursement and Indemnification................................................19

         11.4     Warrant Agent May Hold Company Securities......................................................19
         11.5     Resignation and Removal; Appointment of Successor..............................................20
         11.6     Appointment of Countersigning Agent............................................................20
12.      Miscellaneous...........................................................................................21
         12.1     Notices Generally..............................................................................21
         12.2     APPLICABLE LAW.................................................................................22
         12.3     Persons Benefitting............................................................................22
         12.4     Counterparts...................................................................................22
         12.5     Amendments.....................................................................................22
         12.6     Inspection.....................................................................................23
         12.7     Entire Agreement...............................................................................23
         12.8     Headings.......................................................................................23


EXHIBITS

Form of Warrant Certificate.....................................................................................A-1

                            MASTER WARRANT AGREEMENT



         THIS MASTER WARRANT AGREEMENT is entered into ___________, 2001, between SEVEN SEAS PETROLEUM INC., a Cayman Islands exempted company limited by shares (the "Company"), and U.S. TRUST COMPANY OF TEXAS, N.A. (the "Warrant Agent").

                                    RECITALS:

         A. The Company is offering the Company's 12% Series A Senior Secured Notes due 2004 (the "Notes") in the aggregate principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) pursuant to a rights offering to the Company's shareholders and others.

         B. The Company proposes to issue with the Notes, Common Stock Purchase Warrants (the "Warrants") to purchase Twelve Million Six Hundred Twelve Thousand One Hundred Forty (12,612,140) of the Company's ordinary shares, par value $0.001, pursuant to this Agreement.

         C. The Company desires to retain the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act on behalf of the Company in connection with the issuance of the Warrants and the other matters provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein the parties agree as follows:

         1. Definitions. Wherever used in this Agreement the following terms will have the meanings indicated:

               1.1 Affiliate. As to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               1.2 Agreement. This Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

               1.3 Business Day. A day which in New York, New York, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

               1.4 Common Stock. The Company's ordinary shares, par value $0.001 per share.

               1.5 Company. Seven Seas Petroleum Inc. and its successors and assigns.

               1.6 Company Order. A written request or order signed in the name of the Company by an authorized officer and delivered to the Warrant Agent.

               1.7 Convertible Securities. Any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

               1.8 Corporate Agency Office. The offices maintained by the Warrant Agent and identified in accordance with paragraph 9 of this Agreement.

               1.9 Current Market Price. With respect to any security: (a) if the security is traded on an organized exchange or market for which sales price information is updated, the average closing price of the security on the stock exchange or market where the security is traded or the average last bid prices as quoted on the applicable exchange or market for the immediately preceding five (5) trading days; and (b) if the security is not traded on an organized exchange or market, the price per share of the security as determined in good faith by the Company's Board of Directors. If such valuation is objected to by the Holders of over forty percent (40%) of the Warrants within ten (10) days after notice of such valuation, then the valuation will be made by a reputable investment bank of national standing selected by the Company, the expense of which will be paid by the Company.

               1.10 Effective Registration Statement. A registration statement filed by the Company which has become effective under the Securities Act.

               1.11 Exercise Date. The date the Warrants first become exercisable, which is the date the Registration Statement becomes effective.

               1.12 Exercise Price. The purchase price per Warrant Share payable on exercise of a warrant. The initial exercise price is $1.783995, and is subject to adjustment as provided in paragraph 5 of this Agreement.

               1.13 Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               1.14 Expiration Date. June 30, 2008.

               1.15 Holder. Any Person in whose name any Warrant Certificate is registered upon the Warrant Register.

               1.16 Indenture. The Indenture dated as of July 23, 2001, by and among the Company and U.S. Trust Company of Texas, N.A.

               1.17 Non-Surviving Combination. Any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity or becomes a wholly-owned subsidiary of another entity.

               1.18 Note. A 12% Series A Senior Secured Note due 2004 issued pursuant to the Indenture.

               1.19 Options. Any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

               1.20 Person. Any individual, corporation (including a business trust), partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, unincorporated association, unincorporated organization, government or agency or political subdivision thereof or any other entity.

               1.21 Registrar. U.S. Trust Company of Texas, N.A., and its successors and assigns. .

               1.22 Registration Statement. A Registration Statement as contemplated by paragraph 4 of this Agreement.

               1.23 Rule 144. Rule 144 promulgated under the Securities Act or any successor rule.

               1.24 SEC. The Securities and Exchange Commission or any successor agency thereto.

               1.25 Securities Act. The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               1.26 Subsidiary. With respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of such Person or a combination thereof.

               1.27 Warrant Agent. The Person named in the preamble hereof or the successor or successors of such Person appointed in accordance with the terms hereof.

               1.28 Warrant Certificates. Those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit "A" attached as a part hereof.

               1.29 Warrant Register. The warrant register as contemplated by paragraph 9 of this Agreement.

               1.30 Warrant Shares. The Common Stock issuable upon exercise of the Warrants, the number of shares of which is subject to adjustment from time to time in accordance with paragraph 5.

               1.31 Warrants. Those warrants issued hereunder to purchase initially up to an aggregate of 12,612,140 Warrant Shares at the Exercise Price, subject to adjustment pursuant to paragraph 5 of this Agreement.

         2. Warrants. The Warrants will be issued as follows:

               2.1 Issuance of Warrants. Contemporaneously with the issuance of each Note, the Warrant Agent will issue to the registered owner of the Note one or more Warrant Certificates evidencing the requisite number of Warrants as set forth on a list of registered holders of Notes furnished to the Warrant Agent by the Registrar pursuant to Section 7.12 of the Indenture. Each Warrant Certificate issued pursuant to this paragraph 2.1 will evidence the number of Warrants equal to the following: (a) 56.05396; multiplied by (b) the number obtained by (i) dividing the initial principal balance of the Notes specified as held by the holder as set forth in the above list by (ii) One Hundred Dollars ($100.00), and (c) rounded to the nearest whole number. Subject to the terms of this Agreement and the Warrant Certificate, each Warrant evidenced by the Warrant Certificate will represent the right to purchase one Warrant Share, subject to adjustment as provided in paragraph 5 of this Agreement.

               2.2 Form, Denomination and Date of Warrants. Each of the Warrant
Certificates: (a) will be issued in substantially the form of Exhibit "A" attached as a part hereof; (b) will be numbered, lettered or otherwise distinguished in such manner as the Company may determine with the approval of the Warrant Agent; and (c) will be dated as of the date of the authentication of the Warrant Certificate. To the extent not inconsistent with the terms of this Agreement, any of the Warrant Certificates may be issued with appropriate insertions, omissions, substitutions, variations and legends as may be required to comply with any state or federal law, rule or regulation, the rules of any securities market in which the Warrants are admitted to trading or to otherwise conform to general usage. All Warrant Certificates and the underlying Warrants will be otherwise substantially identical except as to denomination and as otherwise provided in this Agreement.

               2.3 Execution and Delivery of Warrant Certificates. The Warrant Certificates will be executed and delivered as follows:

                       2.3.1 Maximum Number. Warrant Certificates evidencing Warrants which may be countersigned and delivered under this Agreement are limited to: (a) Warrant Certificates evidencing Twelve Million Six Hundred Twelve Thousand One Hundred Forty (12,612,140) Warrants as adjusted in accordance with paragraph 5 of this Agreement; and (b) additional Warrant Certificates countersigned and delivered on registration, transfer, exchange or in lieu of previously countersigned Warrant Certificates pursuant to this Agreement.

                       2.3.2 Execution. The Warrant Certificates will be executed on behalf of the Company by an authorized officer of the Company, either manually or by facsimile signature printed thereon. In addition to the foregoing, the Warrant Certificates will be countersigned by the Warrant Agent and will not be valid for any purpose unless so countersigned. After the date of this Agreement, Warrant Certificates evidencing Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature. Thereafter on receipt of a Company Order or at the direction of the Company as set forth in this Agreement, the Warrant Agent will countersign and deliver such Warrant Certificates to the Company for delivery or deliver such Warrant Certificate to the Holder as directed by the Company. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this paragraph 2.3 or by paragraphs 2.2, 3.4, 5 or 9 of this Agreement.

If an officer of the Company whose signature is placed on a Warrant Certificates ceases to be an officer before countersignature and issuance of the Warrant Certificate by the Warrant Agent, such Warrant Certificate may be countersigned by the Warrant Agent and delivered with the same force and effect as though such Person were an officer of the Company on the date of issuance of such Warrant Certificate. In addition at any time after the date of this Agreement, Warrant Certificates may be signed on behalf of the Company by an authorized officer as of the actual date of execution of such Warrant Certificate regardless of whether such Person was an officer of the Company on the date of the execution of this Agreement.

               2.4 Transfer and Exchange. The Warrants will be transferable as follows:

                       2.4.1 Transfer of Warrants. The Holder of a Warrant may transfer all or part of such Warrant, subject to and in compliance with the restrictions on transfer set forth in this Agreement and the applicable Warrant Certificate. On receipt by the Warrant Agent at the Corporate Agency Office of:
(a) the Warrant Certificate, duly endorsed as provided herein for the number of Warrants to be transferred; (b) written instructions from such Holder directing the Warrant Agent to authenticate and deliver one or more Warrant Certificates for the number of Warrants to be transferred; and (c) the identity, address and tax identification number of each transferee, then the Warrant Agent will cancel or cause to be canceled such Warrant Certificate and, concurrently therewith, the Company will execute, and the Warrant Agent will authenticate and deliver, one or more Warrant Certificates in accordance with the instructions referred to above.

                       2.4.2 Expenses. No charge will be made to a Holder for the transfer or exchange of Warrants hereunder. Notwithstanding the foregoing, the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange of the Warrants.

                       2.4.3 Identification. The Warrant Agent will use CUSIP numbers in notices of repurchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Warrants or as contained in any notice of repurchase or exchange and that reliance may be placed only on the other identification numbers printed on the Warrants. The Company will promptly notify the Warrant Agent of any change in the CUSIP numbers.

               2.5 Temporary Securities. Pending the preparation of definitive Warrants, the Company may execute and the Warrant Agent will authenticate and deliver temporary Warrants (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Warrant Agent). Temporary Warrants will be issuable as registered Warrants, of any authorized denomination, and substantially in the form of the definitive Warrants but with such omissions, insertions and variations as may be appropriate for temporary Warrants, all as may be determined by the Company with the concurrence of the Warrant Agent. Temporary Warrants may contain such references to provisions of this Agreement as is appropriate. Every temporary Warrant will be executed by the Company and be authenticated by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Warrants. Without unreasonable delay, the Company will execute and furnish definitive Warrants and thereupon temporary Warrants may be surrendered in exchange therefor without charge at the office of the Warrant Agent in accordance with paragraph 9 of this Agreement. Until so exchanged, the temporary Warrants will be entitled to the same benefits under this Agreement as definitive Warrants.

         3. Exercise and Expiration of Warrants. When validly issued and subject to the provisions of the Warrant Certificate and this Agreement, each Warrant Certificate will entitle the Holder thereof to acquire from the Company, subject to the terms hereof (including Exhibit A hereto), for each Warrant evidenced thereby, one Warrant Share at the Exercise Price, subject to the anti-dilution adjustments under this Agreement. The Exercise Price and the number of Warrant Shares to be received on exercise of the Warrants will be adjusted from time to time as required by paragraph 5 of this Agreement.

               3.1 Exercise of Warrants. Subject to the terms and conditions of the Warrant Certificate and this Agreement, and subject to the Registration Statement being effective and exercise not otherwise being suspended as provided in paragraph 4 hereof, the Holder of a Warrant Certificate may on any Business Day from and after the Exercise Date through and including the Expiration Date exercise all or part of a whole number of the Warrants evidenced by the Warrant Certificates for the Warrant Shares purchasable thereunder.

               3.2 Expiration of Warrants. Unless sooner terminated as herein provided, the Warrants will terminate and become void as of 5:00 p.m., New York time on the Expiration Date. After Warrants representing fifty-one percent (51%) or more of the number of Warrants originally issued pursuant to this Agreement have been exercised, at any time that the closing price of the Company's Common Stock on the principal stock exchange or market on which the Company's Common Stock is traded has been not lower than $3.00 for more than twenty (20) consecutive trading days, the Company may give the remaining Holders written notice that they must exercise their Warrants within thirty (30) days after the date of such notice or the Warrants will terminate and become void as of 5:00 p.m., New York time on the thirty-first (31st) day after the date of such notice. In that event, the Holder may exercise all or any of the Warrants by delivering to the Warrant Agent at the Corporate Agency Office duly executed written notice of such Holder's election to exercise Warrants in the form set forth on the reverse of, or attached to, the Warrant Certificate specifying the number of Warrants to be exercised and the number of Warrant Shares to be surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder; and (b) the Warrant Certificate evidencing such Warrants. For purposes of this paragraph 3.2, each Warrant which is being surrendered in payment of the aggregate Exercise Price will be attributed a value equal to: (x) the Current Market Price per share of Common Stock less (y) the current Exercise Price.

               3.3 Method of Exercise. Subject to the terms of this Agreement, including paragraph 4.2 hereof, the Holder may exercise all or any of the Warrants by delivering to the Warrant Agent at the Corporate Agency Office: (a) duly executed written notice of such Holder's election to exercise Warrants in the form set forth on the reverse of, or attached to, the Warrant Certificate specifying the number of Warrant Shares to be exercised; (b) the Warrant Certificate evidencing such Warrants; and (c) an amount equal to the aggregate Exercise Price for the Warrants being exercised in immediately available funds, rounded to the nearest tenth of a cent.

               3.4 Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate will be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised will be executed by the Company. The Warrant Agent will countersign the new Warrant Certificate registered in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is registered. The Company will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

               3.5 Issuance of Warrant Shares. On surrender of a Warrant Certificate evidencing Warrants in conformity with the foregoing provisions and payment of the Exercise Price in respect of the exercise of one or more Warrants evidenced thereby the Warrant Agent will: (a) deliver to the Company the notice of exercise received pursuant to paragraph 3.3 of this Agreement; (b) deliver or deposit all funds received as instructed by the Company; and (c) advise the Company by telephone at the end of such day of the number of Warrants exercised and the amount of funds received. On such exercise the Company will as promptly as practicable, and in any event within five (5) Business Days after receipt by the Company of written notice of exercise, execute or cause to be executed and delivered or cause to be delivered to the Holder: (x) a stock certificate or certificates representing the aggregate number of Warrant Shares purchased pursuant to such exercise; (y) any new Warrant Certificate under paragraph 3.4 of this Agreement; and (z) any cash payment in lieu of any fractional share(s). The certificate or certificates so delivered will be, to the extent possible, in such denomination or denominations as such Holder requests in such notice of exercise and will be registered or otherwise placed in the name of, and delivered to, the Holder or such other Person as designated by the Holder in such notice.

               3.6 Time of Exercise. A Warrant will be deemed to have been exercised immediately prior to the close of business on the date on which all requirements set forth in paragraph 3.3 of this Agreement applicable to such exercise have been satisfied. Certificate(s) evidencing the Warrant Shares issued on the exercise of such Warrant will be deemed to have been issued and, for all purposes of this Agreement, the recipient will be deemed to be and entitled to all rights of the holder of record of such Warrant Shares as of such time.

               3.7 Application of Funds Upon Exercise of Warrants. Any funds delivered to the Warrant Agent on exercise of any Warrants will be held by the Warrant Agent in trust for the Company. The Warrant Agent will promptly deliver and pay to or on the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

               3.8 Payment of Taxes. The Company will pay any and all taxes (other than income taxes) and other charges that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants. The Company will not be required to pay any tax or other charge imposed as a result of a transfer in connection with the issue and delivery of any certificates for Warrant Shares or payment of cash to any Person other than the registered Holder of the Warrant Certificate surrendered in the exercise of a Warrant. The Warrant Agent and the Company will not be required to issue or deliver any certificate or pay any cash until: (a) such transfer tax or charge, if any, has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company; or (b) it has been established to the Company's satisfaction that any such transfer tax or other charge that is or may become due has been paid.

               3.9 Surrender of Certificates. Any Warrant Certificate surrendered for exercise will be delivered to the Warrant Agent. All Warrant Certificates surrendered to the Warrant Agent will be promptly canceled and the Warrant Agent will deliver a certificate of destruction to the Company, unless the Company requests otherwise.

               3.10 Shares Issuable. The number of Warrant Shares issuable upon exercise of Warrants will be the number of Warrant Shares into which such Warrants are then exercisable. The number of Warrant Shares "into which each Warrant is exercisable" initially will be one share, subject to adjustment as provided in paragraph 5 of this Agreement.

         4. Registration Rights. The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Warrant Shares. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Warrant Shares for issuance by the Company upon exercise of the Warrants.

               4.1 Registration Procedures In connection with the filing of the Registration Statement, the Company shall:

         (a) Use its best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after the Warrants are issued and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the Expiration Date, or (ii) the date on which all of the Warrant Shares have been issued;

         (b) Furnish to Holders copies of the prospectus included in such Registration Statement (including each prospectus supplement), in conformity with the requirements of the Securities Act.

         (c) Use its reasonable best efforts to register or qualify the Warrant Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as determined by the Company's counsel to be necessary or required, and do such other acts and things as may be required to enable Holders to exercise the Warrants in the jurisdictions for exercise of the Warrants owned by Holders.

         (d) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

         (e) Immediately notify the Holders at any time upon the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to Security Holders copies of an amended or supplemental prospectus to the Holders as may be necessary so that, as thereafter delivered upon exercise of the Warrants, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such notice, the Holders shall no longer be permitted to exercise the Warrants, and the Exercise Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Holders shall have received the copies of such supplemented or amended prospectus.

         (f) Use its best efforts to list such Warrant Shares on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Warrant Shares are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Warrant Shares covered by such Registration Statement not later than the effective date of such Registration Statement.

               4.2 Suspension of Exercise. In the event that, in the judgment of the Company, it is advisable to suspend exercise of the Warrants by Holders because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice to the Holders that exercise has been suspended and, thereafter, the Holders shall not exercise the Warrants, and the Exercise Period shall cease to run or will not commence, until Holders have received copies of the supplemented or amended prospectus provided for in paragraph 4.1(e), or until it is advised in writing by the Company that the prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; provided that the duration of such suspension shall not exceed 90 days. The Company will use its best efforts to ensure that the use of the prospectus may be resumed, and the Exercise Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of
(x) public disclosure of such material business combination or pending material development or event sufficient to permit an Affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

         5. Anti-Dilution Adjustments. In order to prevent dilution of the rights granted with respect to the Warrants, the Exercise Price is subject to adjustment from time to time as provided in this paragraph 5, and the number of Warrant Shares obtainable on the exercise of a Warrant will be subject to adjustment from time to time as provided in this paragraph 5.

               5.1 Issuance of Common Stock. If and whenever on or after the date of this Agreement the Company issues or sells, or in accordance with paragraph 5.2 of this Agreement is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale the Exercise Price will be reduced to the new Exercise Price determined by dividing:

               (a) the sum of (i) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale times the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Company upon such issue or sale, by

               (b) the number of shares of Common Stock deemed outstanding immediately after such issue or sale.

Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable on exercise of a Warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable on exercise of a Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         5.2 Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under paragraph 5.1, the following will be applicable:

               5.2.1 Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable on the exercise of such Options, or on conversion or exchange of any Convertible Securities issuable on the exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable on the exercise of such Options, or on conversion or exchange of the total maximum amount of such Convertible Securities issuable on the exercise of such Options, will be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable on exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company on the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company on the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable on exercise of such Options or on the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price will be made upon the actual issuance of such Common Stock or of such Convertible Securities on the exercise of such Options or upon the actual issuance of Common Stock on conversion or exchange of such Convertible Securities.

               5.2.2 Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable on conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable on conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company at the time of the issue or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the

"price per share for which Common Stock is issuable on conversion or exchange thereof" is determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company on the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price will be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made on exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this paragraph 5.2, no further adjustment of the Exercise Price will be made by reason of such issue or sale.

               5.2.3 Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change will be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable hereunder will be correspondingly adjusted. For purposes of this paragraph 5.2, if the terms of any Option or Convertible Security which was outstanding as of the date of this Agreement are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof will be deemed to have been issued as of the date of such change. Notwithstanding the foregoing no such change will at any time cause the Exercise Price hereunder to be increased.

               5.2.4 Expired Options and Unexercised Convertible Securities. On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Common Stock acquirable hereunder will be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this paragraph 5.2, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Agreement will not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of this Agreement.

               5.2.5 Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Current Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined at the reasonable discretion of the board of directors of the Company consistent with the value assigned for Generally Accepted Accounting Principles purposes. Notice of such determination will be given to the Warrant Agent and the Holders.

               5.2.6 Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Security by the parties thereto, the Options or Convertible Security will be deemed to have been issued for consideration determined at the reasonable discretion of the board of directors of the Company consistent with the value assigned for purposes of Generally Accepted Accounting Principles. Notice of such determination will be given to the Warrant Agent and the Holders.

               5.2.7 Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

               5.2.8 Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold on the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         5.3 Stock Splits and Reverse Splits. In the event that the Company at any time after the date of this Agreement subdivides its outstanding shares of Common Stock into a greater number of shares (by stock split, stock dividend, recapitalization or otherwise), the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision will be proportionately increased. Conversely, in the event that the outstanding shares of Common Stock at any time are combined into a smaller number of shares (by reverse stock split or otherwise), the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination will be proportionately reduced.

         5.4 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person will be effected in such a way that a holder of Common Stock of the Company will be entitled to receive capital stock, securities or assets with respect to or in exchange for shares of Common Stock, then the following provisions will apply:

               5.4.1 Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock or securities or assets of the Company with respect to or in exchange for Common Stock, then the Holder of each Warrant then outstanding shall have the right upon exercise to receive the kind and amount of stock, securities or asserts receivable upon reorganization or reclassification by a holder of the number of shares of Common Stock which such Holder would have received had the Holder exercised the Warrant immediately prior to such reorganization or reclassification.

               5.4.2 Consolidation; Merger, Etc. Immediately prior to the effective time of any consolidation, merger, share exchange, sale, transfer or other disposition with another Person, the Warrants shall be cancelled and each holder of Warrants will thereafter have the right to receive, in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares which the Holder would have received had the Holder made a cashless exercise by surrendering a number of Warrants with an attributed value equal to (x) the Current Market Price per share of Common Stock less (y) the current Exercise Price such that the aggregate attributed value of the surrendered Warrants is equal to the Exercise Price of the remaining Warrants.

         5.5 Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of the Warrants so as to protect the rights of the holders of the Warrants. No such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this paragraph 5.

         5.6 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrants will be adjusted as herein provided, or the rights of the holder hereof will change by reason of other events specified herein, the Company will compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and will prepare an officer's certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts' and calculations upon which such adjustments or other changes are based. The Company will promptly cause to be mailed to each Holder copies of such officer's certificate together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

         5.7 Notices to Holders. In case at any time the Company proposes:

               5.7.1 to declare any dividend upon its Common Stock payable in capital stock or make any dividend or other distribution (including cash dividends) to the holders of its Common Stock;

               5.7.2 to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

               5.7.3 to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

               5.7.4 to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company will give the holder hereof
(a) at least 20 days' (but not more than 90 days') prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' (but not more than 90 days') prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause (a) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock will be entitled thereto, and such notice in accordance with the foregoing clause (b) will also specify the date on which the holders of Common Stock will be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

         5.8 Exceptions to Anti-Dilution Adjustment. Notwithstanding anything to the contrary contained in this Agreement, there will be no adjustment in the Exercise Price or the number of Warrant Shares obtainable upon exercise of the Warrants as a consequence of the issuance by the Company of (a) any Option, warrant, Convertible Security or other right to acquire Common Stock outstanding or in effect as of the date of this Agreement and not amended after the date of this Agreement; (b) any Options, stock purchase rights or other rights to acquire up to five million three hundred fifty-six thousand eight hundred eighty-eight (5,356,888) shares of Common Stock on exercise of Options granted or that may be granted under the Company's compensatory 1995, 1996 and 1997 stock option plans at an exercise price no less than the current market price on the date of issuance; (c) up to twelve million six hundred twelve thousand one hundred forty (12,612,140) of the warrants to be issued by the Company to Chesapeake Energy Corporation; or (d) the issuance of shares of Common Stock as a result of the exercise of any of the foregoing. The number of shares of Common Stock exempted from the anti-dilution adjustments under foregoing clause (b) assumes that no such Options have been exercised and as a result will be reduced for any Options issued under the Company's 1995, 1996 and 1997 stock option plans which were exercised prior to the date of this Agreement.

         6. Loss or Mutilation. Upon: (a) receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and such security or indemnity as may be required by them to save each of them harmless; and (b) surrender, in the case of mutilation, of the mutilated Warrant Certificate to the Warrant Agent and cancellation thereof, then, in the absence of notice to the Company of the Warrant Agent that the Warrants evidenced thereby have been acquired by a bona fide purchaser, the Company will execute and on written request the Warrant Agent will countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued will be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and will be deemed for purposes of this Agreement to have been surrendered for exercise on the date the conditions specified in clauses (a) and
(b) of the preceding sentence were first satisfied. Upon the issuance of any new Warrant Certificate under this paragraph 6, the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this paragraph 6 in lieu of any lost, stolen or destroyed Warrant Certificate will constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate will be at any time enforceable by anyone, and will be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this paragraph 6 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         7. Capitalization. As of the date of this Agreement: the Company's authorized capital stock consists of one hundred fifty million (150,000,000) shares of Common Stock and fifty million (50,000,000) shares which may be designated by the board of directors of the Company, none of which have been designated or issued. As of the date of this Agreement the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued are: (a) thirty-seven million eight hundred thirty-six thousand four hundred twenty (37,836,420) fully paid and non-assessable shares of Common Stock duly issued and outstanding; (b) twelve million six hundred twelve thousand one hundred forty (12,612,140) shares of Common Stock reserved for issuance as a result of the issuance of warrants to Chesapeake Energy Corporation (the "Chesapeake Warrants"); (c) twelve million six hundred twelve thousand one hundred forty (12,612,140) shares of Common Stock reserved for issuance on exercise of the Warrants; and (d) five million three hundred fifty-six thousand eight hundred eighty-eight (5,356,888) shares of Common Stock issuable on exercise of Options granted or to be granted under the Company's 1995, 1996 and 1997 stock option plans. The Warrant Shares reserved for issuance represent no less than twenty percent (20%) of the Company's fully diluted shares of Common Stock which as of the date of this Agreement includes all of the issued and outstanding shares of Common Stock, any shares of Common Stock issuable under this Agreement, the maximum number of shares of Common Stock issuable in connection with the

Chesapeake Warrants and any other Options or Convertible Securities, excluding only shares of Common Stock issuable upon the exercise of Options issued under the Company's 1995, 1996 and 1997 compensatory stock option plans.

         8. Reservation and Authorization of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants such number of its authorized but unissued Warrant Shares deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock are then listed. The Company covenants that all Warrant Shares that may be issued on exercise of Warrants will upon issuance be duly authorized, validly issued and fully paid and nonassessable and free of preemptive or similar rights. The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as will be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants on exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes.

         9. Warrant Transfer Books. The Warrant Agent will maintain an office in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is located at 2001 Ross Avenue, Suite 2700, Dallas, Texas, 75201, Attention: John Stohlmann, on the date of this Agreement. The Warrant Agent will give prompt written notice to all Holders of any change in the location of such office. The Warrant Certificates evidencing the Warrants will be issued in registered form only. The Company will cause to be kept at the office of the Warrant Agent designated for such purpose the Warrant Register for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as provided in this Agreement and subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law. Subject to paragraph 2.4 of this Agreement, on surrender for registration of the transfer of any Warrant Certificate at the Corporate Agency Office, the Company will execute, and the Warrant Agent will countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants. Subject to paragraph 2.4: (a) at the option of the Holder, Warrant Certificates may be exchanged at the office of the Warrant Agent on payment of the charges hereinafter provided for other Warrant Certificates evidencing a like number of Warrants; and (b) whenever any Warrant Certificates are so surrendered for exchange, the Company will execute and the Warrant Agent will countersign and deliver Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder. All Warrant Certificates issued on any registration or exchange of Warrant Certificates will be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange. Subject to paragraph 2.4 of this Agreement, every Warrant Certificate surrendered for registration of transfer or exchange will (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof. The Warrant Agent will, on request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Warrant Shares as the Company may request. The Warrant Agent will also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books and accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours. The Warrant Agent will keep copies of this Agreement and any notices given to Holders hereunder available for inspection by the Holders during normal business hours at the Corporate Agency Office. The Company will supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

         10. Warrant Holders. The Holders will have the following rights and obligations:

               10.1 Voting or Dividend Rights. Except as provided in this Agreement, prior to the exercise of the Warrants: (a) a Holder will not be entitled to any of the rights of a holder of Common Stock with respect to the Warrant Shares, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (b) the consent of any Holder will not be required with respect to any action or proceeding of the Company; (c) no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, will have any right to receive any stock dividends of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (d) no Holder will have any right not expressly conferred by this Agreement or the Warrant Certificate held by such Holder.

               10.2 Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders. A Holder may enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement without the consent of the Company, the Warrant Agent or any other Holder.

               10.3 Treatment of Holders. By the acceptance of a Warrant Certificate each Holder consents and agrees with the Company, the Warrant Agent and subsequent holders of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof will be affected or bound by any notice to the contrary.

               10.4 Communications to Holders. If any Holder notifies the Warrant Agent in writing that the Holder desires to communicate with other Holders with respect to its rights under this Agreement or under the Warrants, the Warrant Agent will provide to such applicant a list of the names and addresses of all Holders as of the most recent practicable date within five (5)

Business Days after receipt of such notice and payment to the Warrant Agent by such Holder of the reasonable expenses of preparing such list. Each Holder by acceptance of a Warrant Certificate agrees that the Company, the Warrant Agent and any agent of the foregoing will not be held accountable by reason of the disclosure of such information in accordance with this paragraph 10.4.

         11. Warrant Agent.

               11.1 Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree. The parties agree that the terms and conditions set forth in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent. The Warrant Agent will not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of: (a) the Warrants or the Warrant Certificates (except as to its countersignature thereon); (b) any securities or other property delivered upon exercise of any Warrant; (c) the accuracy of the computation of the number, kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant; or (d) the correctness of any of the representations of the Company made in any certifications that the Warrant Agent receives. The Warrant Agent will not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to paragraph 5 of this Agreement. The Warrant Agent will not have the duty or responsibility to determine the accuracy or correctness of any such calculation or the methods employed in making the same. The Warrant Agent makes no representation and will not be accountable with respect to the validity or value (or the kind or amount) of any Warrant Shares or of any securities or property which may at any time be issued or delivered on the exercise of any Warrant or upon any adjustment pursuant to paragraph 5 of this Agreement. The Warrant Agent will not be responsible for any failure of the Company to make any cash payments or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property on the surrender of any Warrant Certificate for the purpose of exercise or on any adjustment pursuant to paragraph 5 of this Agreement. The Warrant Agent will not: (x) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, offered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized; (y) be responsible for any failure by the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates; or (z) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct. The Warrant Agent is hereby authorized to accept and is protected in accepting instruments with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent will not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order. The Warrant Agent is hereby authorized to accept and is protected in accepting, and may rely upon without otherwise verifying, the list of registered holders and related information furnished by the Registrar for the purpose of determining those holders who are entitled to receive Warrant Certificates, and the Warrant Agent will not be liable for any action taken or suffered to be taken by it in good faith in reliance upon such lists and information furnished by the Registrar. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by and through its attorneys, agents or employees, provided that reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent will not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect of this Agreement, unless first indemnified to its satisfaction, but this provision will not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent will promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement. The Warrant Agent will act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent will not be liable except for the failure to perform such duties as specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations will be read into this Agreement against the Warrant Agent whose duties and obligations will be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

               11.2 Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent will incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the written opinion or advice of such counsel.

               11.3 Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent reasonable compensation for the Warrant Agent's service hereunder as the Company and the Warrant Agent may agree and to reimburse the Warrant Agent for all reasonable expenses and disbursements (including reasonable counsel fees and expenses) incurred in connection with the execution and administration of this Agreement. The Company further agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company will have no liability hereunder to the extent that any such loss, liability or expense results from the gross negligence, bad faith or willful misconduct of the Warrant Agent and the Warrant Agent's officers, directors, employees and agents.

               11.4 Warrant Agent May Hold Company Securities. The Warrant Agent, any countersigning agent and any stockholder, director, officer or employee of the foregoing may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent. Nothing herein will preclude the Warrant Agent or any countersigning agent from acting in any other capacity for the Company or for any other legal entity.

               11.5 Resignation and Removal; Appointment of Successor. The Warrant Agent may resign on thirty (30) days prior written notice to the Company. The Company may remove the Warrant Agent on thirty (30) days prior written notice. On such resignation or termination the Warrant Agent will be discharged from all further duties and liabilities under this Agreement (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct). The Warrant Agent will, at the expense of the Company, cause notice to be given to each Holder of such notice of resignation or removal. On such resignation or removal, the Company will appoint in writing a new Warrant Agent. If the Company fails to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then any Holder may apply to any court of competent jurisdiction in the United States for the appointment of a new Warrant Agent. Any new Warrant Agent appointed under this paragraph will be a corporation doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as a Warrant Agent, and in the business of acting as transfer agent for publicly held securities. After acceptance in writing of such appointment in writing, the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the Warrant Agent under this Agreement, without any further assurance, conveyance, act or deed. However, if for any reason it will be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same will be done at the reasonable expense of the Company and will be legally and validly executed and delivered by the resigning or removed Warrant Agent. No later than the effective date of any such appointment, the Company will file notice thereof with the resigning or removed Warrant Agent. Failure to give the notice provided for in this paragraph 11.5 (or any defect therein), will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new Warrant Agent. Any corporation into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent is a party, will be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of this paragraph 11.5. Any such successor Warrant Agent will promptly cause notice of its succession as Warrant Agent to be given to each Holder at such Holder's last address as shown on the Warrant Register.

               11.6 Appointment of Countersigning Agent. The Warrant Agent may appoint one or more countersigning agents which will be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates and Warrant Certificates so countersigned will be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference will be deemed to include countersignature and delivery on behalf of the Warrant Agent by a countersigning agent and Warrant Certificates countersigned by a countersigning agent. Each countersigning agent will be acceptable to the Company and will at the time of appointment be a corporation doing business under the laws of the United States of America or any state thereof in good standing, authorized under such laws to act as countersigning agent, and have a combined capital and surplus of not less than $100,000,000.00. The combined capital and surplus of any such new countersigning agent will be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such countersigning agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. Any corporation into which a countersigning agent may be merged, or any corporation resulting from any consolidation to which such countersigning agent is a party, will be a successor countersigning agent without any further act, provided that such corporation would be eligible for appointment as a new countersigning agent under the provisions of this paragraph 11.6, without the execution or filing of any paper or any further act on the part of the Warrant Agent or the countersigning agent. Any such successor countersigning agent will promptly cause notice of its succession as countersigning agent to be given to each Holder at such Holder's last address as shown on the Warrant Register. The countersigning agent may resign at any time by giving thirty (30) days prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a countersigning agent by giving thirty (30) days prior written notice thereof to such countersigning agent and to the Company. The Warrant Agent agrees to pay to each countersigning agent from time to time reasonable compensation for its services under this paragraph, and the Warrant Agent will be entitled to be reimbursed for such payments, subject to the provisions of paragraph 11.3 this Agreement. Any countersigning agent will have the same rights and immunities as those of the Warrant Agent set forth in paragraph 11.1 of this Agreement.

         12. Miscellaneous.

               12.1 Notices Generally. Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder will be sufficient for every purpose under this Agreement if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

            If to the Company:              Seven Seas Petroleum Inc.
                                            5555 San Felipe
                                            Suite 1700
                                            Houston, Texas  77056
                                            Attn:  President

            If to the Warrant Agent:        U.S. Trust Company of Texas, N.A.
                                            2001 Ross Avenue, Suite 2700
                                            Dallas, Texas  75201
                                            Attn:  John Stohlmann

or, in either case, such other address as set forth in a notice delivered in accordance with this paragraph 12.1. All such communications will, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively. Any person that telecopies any communication hereunder to any Person will, on the same date as such telecopy is transmitted, also send, by first-class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted. Where this Agreement provides for notice to Holders of any event, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be equivalent of such notice. In case of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees will constitute a sufficient notification for every purpose hereunder.

               12.2 APPLICABLE LAW. THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND ALL RIGHTS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

               12.3 Persons Benefitting. This Agreement will be binding upon and inure to the benefit of the Company, the Warrant Agent, the Holders and their respective successors and assigns. Nothing in this Agreement is intended or will be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof. Each holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

               12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

               12.5 Amendments. The Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that: (a) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained;
(b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed; or (c) surrender any rights or powers reserved to or conferred upon the Company in this Agreement. Notwithstanding the foregoing, in either case such amendment will not adversely affect the rights or interests of the Holders in any material respect. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the Holders of a majority of the then outstanding

Warrants. Notwithstanding the foregoing, consent of each Holder of a Warrant affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). The Warrant Agent will join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but will not be required to, join in such amendment. Upon execution and delivery of any amendment pursuant to this paragraph 12.5, such amendment will be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder will be bound thereby. Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company will give notice to the Holders setting forth in general terms the substance of such amendment. However, any failure of the Company to mail such notice or any defect therein, will not in any way impair or affect the validity of any such amendment.

               12.6 Inspection. The Warrant Agent will cause a copy of this Agreement to be available at all reasonable times at the Corporate Agency Office for the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by the Holder.

               12.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

               12.8 Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience and will not control or affect the meaning or construction of any of the provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   SEVEN SEAS PETROLEUM INC., a Cayman Islands exempted company limited by shares

                                   By
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   U.S. TRUST COMPANY OF TEXAS, N.A.


                                   By
                                     ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   EXHIBIT F

                            SEVEN SEAS PETROLEUM INC.

                             NOTE PURCHASE AGREEMENT
                                       FOR
                          SERIES B SENIOR SECURED NOTES

                       ----------------------------------

                           PURCHASER'S SIGNATURE PAGE
                                       TO
                             NOTE PURCHASE AGREEMENT


                  The undersigned, being a named Purchaser in Schedule 1 to Note Purchase Agreement for 12% Series B Senior Secured Notes dated July 23, 2001 (the "Purchase Agreement") of Seven Seas Petroleum Inc. (the "Company"), a Cayman Islands exempted company limited by shares, hereby acknowledges receipt of and having read the Purchase Agreement executed by the Company. The undersigned agrees to all of the terms and conditions of the Agreement.

                  EXECUTED and delivered to the Company as of the day and year first above written.


Receipt Acknowledged on July 23, 2001:

Seven Seas Petroleum Inc.


By
   ------------------------------
     Larry A. Ray, President

                        BACKUP WITHHOLDING CERTIFICATIONS



TIN:
     -----------------------------------

[ ] TAXPAYER I.D. NUMBER. The Taxpayer Identification Number shown above (TIN) is my correct taxpayer identification number.

[ ] BACKUP WITHHOLDING. I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

[ ] EXEMPT RECIPIENTS. I am an exempt recipient under the Internal Revenue Service Regulations.

[ ] NONRESIDENT ALIENS. I am not a United States person, or if I am an individual, I am neither a citizen nor a resident of the United States.

SIGNATURE: I certify under penalties of perjury the statements checked in this section.

X
---------------------------------             ----------------------------------
(Signature)                                             (Date)